AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                             THE HEALTH INFORMATION
                             NETWORK CONNECTION LLC
                     (A NEW YORK LIMITED LIABILITY COMPANY)


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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I  Definitions......................................................2
  Section 1.1  Definitions..................................................2

ARTICLE II  Formation......................................................10
  Section 2.1  Formation...................................................10
  Section 2.2  Name........................................................10
  Section 2.3  Trade Name Affidavits.......................................10
  Section 2.4  Foreign Qualification.......................................11
  Section 2.5  Term........................................................11

ARTICLE III  Offices.......................................................11
  Section 3.1  Principal Office............................................11
  Section 3.2  Other Offices...............................................11

ARTICLE IV  Business and Powers............................................11
  Section 4.1  Business....................................................11
  Section 4.2  Powers......................................................11

ARTICLE V  Interests in the Company........................................12
  Section 5.1  Certificates of Interest....................................12
  Section 5.2  General Rights..............................................12
  Section 5.3  General Protective Provisions...............................13
  Section 5.4  Other Protective Provisions.................................13
  Section 5.5  Additional Protective Provisions............................14
  Section 5.6  Actions Requiring Unanimous Approval of Members.............14
  Section 5.7  Transactions with Affiliates................................15
  Section 5.8  Member Voting...............................................15

ARTICLE VI  Capital Contributions; Members.................................15
  Section 6.1  Current Contributions.......................................15
  Section 6.2  Additional Contributions....................................16
  Section 6.3  Loans.......................................................16
  Section 6.4  Additional Capital..........................................16
  Section 6.5  Payer-Member Capital Credits................................18
  Section 6.6  GNYHA Credits...............................................19
  Section 6.7  Withdrawal of Capital.......................................20
  Section 6.8  No Interest on Capital......................................20
  Section 6.9  Admission of Members........................................20
  Section 6.10  Capital Return.............................................21
  Section 6.11  Resignation of Member......................................21
  Section 6.12  Removal of Member for Cause................................21
  Section 6.13  Effect of Event of Withdrawal..............................22

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  Section 6.14  Outside Businesses.........................................22
  Section 6.15  Power of Attorney..........................................22
  Section 6.16  No Claims Among Members....................................23

ARTICLE VII  Meetings......................................................23
  Section 7.1  Annual Meetings.............................................23
  Section 7.2  Special Meeting.............................................23
  Section 7.3  Notice of Meetings..........................................23
  Section 7.4  Record Date.................................................24
  Section 7.5  List of Members.............................................24
  Section 7.6  Quorum......................................................24
  Section 7.7  Organization................................................24
  Section 7.8  Order of Business...........................................25
  Section 7.9  Voting......................................................25
  Section 7.10  Action by Written Consent..................................25
  Section 7.11  Action by Communication Equipment..........................26
  Section 7.12  Proxies....................................................26

ARTICLE VIII  Management...................................................27
  Section 8.1  General Powers..............................................27
  Section 8.2  Binding Authority...........................................27
  Section 8.3  Number and Term of Office...................................27
  Section 8.4  Resignation and Vacancies...................................28
  Section 8.5  Meetings....................................................28
  Section 8.6  Compensation; Expenses......................................30
  Section 8.7  Duties of Managers..........................................30
  Section 8.8  Committees..................................................30
  Section 8.9  Budget......................................................30

ARTICLE IX  Chairman and Officers..........................................31
  Section 9.1  Chairman....................................................31
  Section 9.2  Election, Appointment and Term of Office....................32
  Section 9.3  Resignation, Removal and Vacancies..........................32
  Section 9.4  Duties and Functions........................................32

ARTICLE X  Contracts, Checks, Drafts, Bank Accounts, Proxies, Etc..........33
  Section 10.1  Execution of Documents.....................................33
  Section 10.2  Deposits...................................................33
  Section 10.3  Proxies in Respect of Stock or Other Securities of Other
  Companies................................................................33

ARTICLE XI  Books and Records; Right of Inspection; Tax Matters............34
  Section 11.1  Books And Records..........................................34
  Section 11.2  Information................................................34
  Section 11.3  Tax Returns................................................34
  Section 11.4  Tax Elections..............................................34
  Section 11.5  Tax Matters Partner........................................34
  Section 11.6  No Partnership.............................................35

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  Section 11.7  Title to Company Assets....................................35

ARTICLE XII  Capital Accounts..............................................36
  Section 12.1  Maintenance................................................36
  Section 12.2  Adjustments................................................36
  Section 12.3  Market Value Adjustments...................................36
  Section 12.4  Transfer...................................................36

ARTICLE XIII  Allocation of Income, Gain, Loss and Deduction...............37
  Section 13.1  Determination..............................................37
  Section 13.2  Allocation of Net Profits and Net Losses...................37
  Section 13.3  Allocation in the Event of Property Distribution...........38
  Section 13.4  Special Rules..............................................38
  Section 13.5  Tax Allocations............................................40

ARTICLE XIV  Distributions.................................................41
  Section 14.1  Distributions..............................................41
  Section 14.2  Withholding................................................42
  Section 14.3  Offset.....................................................42
  Section 14.4  Limitation Upon Distributions..............................42

ARTICLE XIV  Indemnification...............................................42
  Section 15.1  Indemnification............................................42
  Section 15.2  Indemnification Not Exclusive..............................43
  Section 15.3  Insurance on Behalf of Indemnified Party...................43
  Section 15.4  Indemnification Limited by Law.............................44

ARTICLE XVI  Accounting Provisions.........................................44
  Section 16.1  Fiscal Year................................................44
  Section 16.2  Accounting Method..........................................44

ARTICLE XVII  Dissolution..................................................44
  Section 17.1  Dissolution................................................44
  Section 17.2  Events of Withdrawal.......................................44
  Section 17.3  Bankruptcy.................................................45
  Section 17.4  Continuation...............................................45

ARTICLE XVIII  Liquidation.................................................45
  Section 18.1  Liquidation................................................45
  Section 18.2  Tax Termination............................................46
  Section 18.3  Priority of Payment........................................46
  Section 18.4  Timing.....................................................46
  Section 18.5  Liquidating Reports........................................46
  Section 18.6  Articles of Dissolution....................................46

ARTICLE XIX  Transfer Restrictions.........................................47
  Section 19.1  Restrictions on Transfer of Membership Interests...........47
  Section 19.2  First Refusal Rights.......................................48

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  Section 19.3  No Member Rights...........................................49
  Section 19.4  Transferee Rights..........................................49
  Section 19.5  Effect of Transfer.........................................50
  Section 19.6  Secured Party..............................................50

ARTICLE XX  General Provisions.............................................50
  Section 20.1  Amendment..................................................50
  Section 20.2  Waiver of Dissolution Rights...............................51
  Section 20.3  Waiver of Partition Right..................................51
  Section 20.4  Waivers Generally..........................................51
  Section 20.5  Equitable Relief...........................................51
  Section 20.6  Remedies for Breach........................................51
  Section 20.7  Costs......................................................51
  Section 20.8  Counterparts...............................................52
  Section 20.9  Notice.....................................................52
  Section 20.10  Date of Performance.......................................52
  Section 20.11  Limited Liability.........................................52
  Section 20.12  Partial Invalidity........................................52
  Section 20.13  Entire Agreement..........................................53
  Section 20.14  Benefit...................................................53
  Section 20.15  Binding Effect............................................53
  Section 20.16  Confidentiality...........................................53
  Section 20.17  Further Assurances........................................53
  Section 20.18  Headings..................................................54
  Section 20.19  Terms.....................................................54
  Section 20.20  Informal Dispute Resolution...............................54
  Section 20.21  Arbitration...............................................54
  Section 20.22  Governing Law; Consent to Jurisdiction....................54

Schedule I Initial Contributions............................................1

EXHIBIT 1...................................................................2

EXHIBIT 2...................................................................3

EXHIBIT 3...................................................................4

EXHIBIT 4...................................................................5


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                  AMENDED AND RESTATED OPERATING AGREEMENT
              OF THE HEALTH INFORMATION NETWORK CONNECTION LLC


      This Amended and Restated Operating Agreement (the "Agreement"), dated as of January 1, 1999, is entered into by and among THE HEALTH INFORMATION NETWORK CONNECTION LLC (the "Company"), Empire Blue Cross and Blue Shield, a New York non-for-profit company ("Empire"), GNYHA Management Corporation, a New York corporation ("GNYHA"), Group Health Incorporated, a New York corporation ("GHI"), Health Insurance Plan of Greater New York, a New York non-for-profit company ("HIP"), and Synetic Healthcare Communications, Inc., a Delaware corporation ("Synetic").

                                W I T N E S S T H
      WHEREAS, the Company, until the execution of this Agreement, has been governed by that certain "Operating Agreement of The Health Information Network Connection LLC" dated as of November __, 1996 (the "Operating Agreement"); and

      WHEREAS, BRC Healthcare, Inc., an Oregon corporation, has withdrawn as a Member of the Company pursuant to that certain "Consent of the Members to the Withdrawal of a Member from The Health Information Network Connection LLC" dated of even date herewith and attached hereto as Exhibit 1; and

      WHEREAS, pursuant to the terms of Sections 5.5 and 6.5 of the Operating Agreement, Synetic has been admitted as a Member pursuant to that certain "Consent of the Members to the Admittance of a Member to The Health Information Network Connection LLC" dated of even date herewith and attached hereto as
Exhibit 2; and

      WHEREAS, in connection with the admittance of Synetic as a Member of the Company, the Members desire to amend and restate the Operating Agreement in order that the parties hereto may establish their respective economic and other rights as Members of the Company and to provide regulations and procedures for the governance of the Company.

      NOW, THEREFORE, in consideration of the premises, the mutual promises and obligations contained herein, and with the intent of being legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the following meanings.

      (a) "Adjusted Capital Account" shall mean, with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (i) such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to (A) the penultimate sentence of ss. 1.704-2(g)(1) of the Regulations, or (B) the penultimate sentence of ss.1.704-2(i)(5) of the Regulations; and

            (ii) such Capital Account shall be deemed to be decreased by the items described in ss.ss.1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied consistently therewith.

      The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of ss. 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied consistently therewith.

      (b) "Affiliate" of a party shall mean any entity which directly or indirectly controls, is controlled by or is under the common control with such party. The term "control" means the power to direct the affairs of such entity by reason of ownership of equity securities, by contract, or otherwise.

      (c) "Agreement" shall mean this Amended and Restated Operating Agreement, also known as an operating agreement under the LLCL, as may be further amended from time to time.

      (d) "Articles of Organization" shall mean the Articles of Organization of the Company, as amended from time to time.

      (e) "Available Cash" shall mean, with respect to any fiscal quarter, all cash receipts of the Company (excluding Capital Contributions, Warrant Proceeds and proceeds from any borrowings) during such quarter plus cash available from any reduction in the amount of any reserves of the Company during such quarter less the sum of the following to the extent made from such cash receipts or reserves:

            (i) all cash expenditures of the Company made during such quarter (except Distributions), including expenses and costs incurred in the acquisition, ownership, or management of the Company's property; and


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


            (ii) funds set aside as reserves for contingencies, working capital, debt service, taxes, insurance or other costs or expenses incident to the conduct of the Company's business.

      (f)  "Bankruptcy" shall have the meaning set forth in Section 17.3.

      (g) "Board of Managers" shall mean a committee of Managers comprised in accordance with this Agreement and having the powers set forth herein.

      (h) "Book Value" means, with respect to any asset of the Company, the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

            (i) the initial Book Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset;

            (ii) the Book Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective Fair Market Values as of the following times:

                  (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                  (B) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for its interest in the Company (other than a distribution to a Member pursuant to Sections 6.11 or 6.12 hereof); and

                  (C) the liquidation of the Company within the meaning of
            ss.1.704-1(b)(2)(iv)(f)(5)(ii) of the Regulations; and

            (iii) if the Book Value of an asset has been determined or adjusted pursuant to clause (i) or (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taking into account with respect to such asset for purpose of computing Net Profits and Net Losses and other items allocated pursuant to Article XIII hereof.

           The foregoing definition of Book Value is intended to comply with the provisions of ss.1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied consistently therewith.

      (i) "Breaching Member" shall mean any Payer-Member that materially breaches its obligations under either the Managed Care Transaction Contract or the Clinical Transaction Contract, and such Payer-Member has failed to cure such breach as specifically provided in the applicable provisions of such contract.



                                       3
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      (j)  "Business Day" shall mean any day other than Saturday, Sunday and any other day on which banks in New York City are not open for business.

      (k) "Capital Account" shall mean the capital account established and maintained for each Member pursuant to Article XII hereof.

      (l) "Capital Contributions" shall mean the amount of cash and the Fair Market Value of any property (net of liabilities secured by such property that the Company is considered to assume or take subject to under ss.752 of the Code) contributed by a Member to the capital of the Company and any Company liabilities assumed by the Member within the meaning of ss.1.704-1(b)(2)(iv)(c) of the Regulations. The application of Payer-Member Capital Credits or GNYHA Credits, and the issuance by Synetic to the Company of the Warrants shall not be deemed to be Capital Contributions.

      (m) "Claims" shall mean medical claims (i.e., claims of the type submitted on Healthcare Finance Administration Form No. 1500) submitted by physicians and other health care providers in standard electronic format to a Payer-Member's data processing center for adjudication.

      (n) "Clinical Transaction Contract" shall mean any of the contracts entered into by Synetic and the Payer-Members on the date of this Agreement for the provision by Synetic of Clinical Transaction Services.

      (o) "Clinical Transaction Services" shall mean and include any or all of Synetic's prescription and laboratory services which connect physicians, staffs and patients, with payers, pharmacies, hospitals, laboratories, suppliers or other organizations involved in the concurrent, retrospective or prospective communications of information relating to or prompted by the selection or use of a prescription drug or lab test (as applicable) by physicians on behalf of patients, all as provided pursuant to the Clinical Transaction Contract.

      (p) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of superseding federal revenue statute.

      (q) "Company" shall have the meaning set forth in the preamble to this Agreement.

      (r) "Company Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Nonrecourse Liability of the Company, that would be realized by the Company if it disposed of the Company property subject to such liability in a taxable transaction in full satisfaction thereof (and for no other consideration) and by aggregating the amounts so computed, determined in accordance with ss.ss. 1.704-2(d) and (k) of the Regulations.

      (s)  "Company Notice" shall have the meaning set forth in Section
19.2(b).

      (t)  "Company Right" shall have the meaning set forth in Section
19.2(b).

      (u) "Confidential Member Information" means information that Members designate as confidential or proprietary at the time of providing such information to the Company.

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


      (v) "Contract Manager" shall mean Synetic for so long as the Management Services Agreement shall remain in effect, and thereafter, the Board of Managers.

      (w)  "Contribution Notice" shall have the meaning set forth in
Section 6.4(a).

      (x)  "Contributing Member" shall have the meaning set forth in
Section 6.4(b).

      (y)  "Credit Maximum" shall have the meaning set forth in Section
6.5(b).

      (z)  "Credit Period" shall have the meaning set forth in Section
6.5(c).

      (aa) "Deemed Capital Contributions" shall mean, for each Member, such Member's total Capital Contributions plus the amount, if any, of Payer-Member Capital Credits applied in lieu of additional Capital Contributions by such Member pursuant to Section 6.5(c) and, in the case of GNYHA, the amount of GNYHA Credits applied in lieu of additional Capital Contributions by GNYHA pursuant to
Section 6.6(b) and such Member's share of any adjustment to Book Value required by Section 1.1(h)(ii), including any adjustment to Book Value that shall have occurred as a result of Synetic becoming a Member.

      (bb) "Depreciation" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis and provided further that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof is zero (0) or less, then the depreciation, amortization or other cost recovery deduction shall be whatever the Contract Manager determines is reasonable under the circumstances.

      (cc) "Dissolution" shall mean the happening of any of the events set forth in Section 17.1.

      (dd) "Distribution" shall mean any cash and the Fair Market Value of any property (net of liabilities secured by such property that the Member is deemed to assume or take subject to under ss. 752 of the Code) distributed by the Company to the Members in accordance with Section 6.11 or Article XIV or XVIII of this Agreement.

      (ee)  "Effective Date" shall mean the date first above written.

      (ff) "Empire" shall have the meaning set forth in the preamble to this Agreement.

      (gg) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.



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

      (hh) "Event of Breach" shall mean any Payer-Member's material breach of its obligations under either the Managed Care Transaction Contract or the Clinical Transaction Contract, and such Payer-Member's failure to cure such breach as specifically provided in the applicable provisions of such contract.

      (ii) "Event of Withdrawal" shall mean, with respect to any Member, the occurrence of such Member's Bankruptcy, death, insanity, adjudication of incompetency, resignation, removal, expulsion, or any other event that terminates the continued membership of such Person in the Company by operation of law (including the dissolution of any Member that is not an individual).

      (jj) "Fair Market Value" shall mean, with respect to any property (including the Membership Interests), the value that would be obtained in an arm's length transaction for ownership of such property for cash between an informed and willing seller and an informed and willing purchaser, each with an adequate understanding of the facts and under no compulsion to buy or sell.

      (kk) "Fiscal Year" shall mean the fiscal and taxable year of the Company which shall be the year ending December 31.

      (ll) "GHI" shall have the meaning set forth in the preamble to this Agreement.

      (mm) "GNYHA" shall have the meaning set forth in the preamble to this Agreement.

      (nn) "GNYHA Contract" shall mean the contract entered into concurrently herewith between the Company and GNYHA, and as such contract may be amended, supplemented and/or extended from time to time, whereby GNYHA will perform certain sales and marketing activities for the Company and provide the Company with access to certain electronic business applications.

      (oo)  "GNYHA Credits" shall have the meaning ascribed to such term in
Section 6.6(a).

      (pp) "GNYHA Nonrecourse Note" shall have the meaning ascribed to such term in Section 6.1.

      (qq) "GNYHA Recourse Note" shall have the meaning ascribed to such term in Section 6.1.

      (rr) "Health Plan Competitor" shall mean an organization that is engaged primarily in the business of providing health insurance or health maintenance organization services.

      (ss) "HIP" shall have the meaning set forth in the preamble to this Agreement.

      (tt)  "Indemnified Party" shall have the meaning set forth in Section
15.1.

      (uu) "Indemnification Obligations" shall have the meaning set forth in Section 15.1.



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

      (vv) "Internal Claims" shall mean Claims that either (i) originate from an electronic source other than claims clearinghouses and are received directly from a Payer-Member's data processing center or (ii) originate from an electronic claims clearinghouse for which the Payer-Member does not pay the clearinghouse any fee or other amount.

      (ww) "Liquidation" shall mean the process of winding up and terminating the Company after its Dissolution.

      (xx) "LLCL" shall mean the New York Limited Liability Company Law, as amended from time to time.

      (yy) "Managed Care Services" shall mean and include any or all of the Company's managed care transaction services, which include claims submission, on-line (batch and real-time) eligibility, benefit plan detail, roster distribution, remittance advice distribution, online claims inquiry, electronic referral/pre-certification and authorization, and encounter submission, all as provided pursuant to the Managed Care Transaction Contract.

      (zz) "Managed Care Transaction Contract" shall mean any of the contracts entered into by the Company and the Payer-Members on the date of this Agreement for the provision by the Company of Managed Care Services.

      (aaa) "Management Services Agreement" shall mean the Management Services Agreement entered into concurrently herewith between the Company and Synetic and which is attached hereto as Exhibit 3, and as such agreement may be amended, supplemented and/or extended from time to time.

      (bbb) "Managers" shall have the meaning set forth in Section 8.1(b).

      (ccc) "Member" shall mean any Person which signs a counterpart of this Agreement initially or which is admitted to the Company as a Member thereafter in accordance with the terms of this Agreement.

      (ddd) "Membership Interest" shall mean, with respect to each Member, all of the interests in the Company held by such Member, including such Member's rights to participate in Company votes and to receive Distributions and allocations of Net Profits and Net Losses.

      (eee) "Member Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Member Nonrecourse Debt, that would be realized by the Company if it disposed of the Company property subject to such Member Nonrecourse Debt in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in accordance with the provisions of ss.ss. 1.704-2(i)(3) and (k) of the Regulations for determining a Member's share of minimum gain attributable to a Member Nonrecourse Debt.

      (fff) "Member Nonrecourse Debt" has the meaning ascribed to the term "partner non-recourse debt" in ss. 1.704-2(b)(4) of the Regulations.

      (ggg) "Member Notice" shall have the meaning set forth in Section
19.2(c).

      (hhh) "Member Right" shall have the meaning set forth in Section
19.2(c).

      (iii) "Migration Period" shall have the meaning set forth in Section
6.5(a).

      (jjj) "Net Losses" shall mean, with respect to any Fiscal Year, or part thereof, the net losses of the Company for such period computed using Book Values and applying the methods and principles of accounting used for federal income tax purposes, including, as appropriate, each item of income, gain, loss, deduction or credit entering into such determination, as determined by the accountants of the Company.

      (kkk) "Net Profits" shall mean, with respect to any Fiscal Year, or part thereof, the net profits of the Company for such period computed using Book Values and applying the methods and principles of accounting used for federal income tax purposes, including, as appropriate, each item of income, gain, loss, deduction or credit entering into such determination, as determined by the accountants of the Company.

      (lll) "Non-Breaching Members" shall have the meaning set forth in
Section 13.2(b)(ii).

      (mmm) "Non-Contributing Member" shall have the meaning set forth in
Section 6.4(b).

      (nnn) "Nonrecourse Liability" shall mean any Company liability (or portion thereof) for which no Member bears the economic risk of loss for such liability under ss. 1.752-2 of the Regulations.

      (ooo) "Offer" shall have the meaning set forth in Section 19.2(a).

      (ppp) "Operating Agreement" shall have the meaning set forth in the first "WHEREAS" clause.

      (qqq) "Operating Plan" shall mean the operating plan and budget for the Company which is attached to the Management Services Agreement, as the same may be amended from time to time pursuant to the terms of such Management Services Agreement or this Agreement.

      (rrr) "Option Notice" shall have the meaning set forth in Section
19.2(a).

      (sss) "Outside Party" shall have the meaning set forth in Section
19.2(a).

      (ttt) "Payer" shall mean an insurer or other payer of health related claims.

      (uuu) "Payer-Member" shall mean Empire, GHI and HIP.

      (vvv) "Payer-Member Capital Credit" shall have the meaning set forth in Section 6.5(a).

      (www) "Percentage Interest" shall mean the percentage held by such Member set forth opposite the Member's name on Schedule I attached hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

      (xxx) "Permitted Transfer" shall have the meaning set forth in Section 19.1(d).

      (yyy) "Person" shall mean an individual, corporation, limited liability company, partnership, trust or unincorporated organization, or other entity.

      (zzz) "Put Right" shall have the meaning set forth in Section 6.5(a).

      (aaaa) "Regulations" shall mean the Treasury Regulations (including temporary or proposed regulations) promulgated and in effect under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

      (bbbb) "Regulatory Allocations" shall have the meaning set forth in
Section 13.4(a)(vi).

      (cccc) "Revenue Plan" shall mean the projected revenue recognized in accordance generally accepted accounting principles for hospital contracts entered into after August 1, 1998, (including extensions or renewals of current hospital contracts) as agreed upon by the Company and GNYHA and attached hereto as Exhibit 4.

      (dddd) "Selling Holder" shall have the meaning set forth in Section
19.2(a).

      (eeee) "Shortfall" shall have the meaning set forth in Section 6.4(b).

      (ffff) "Synetic" shall mean Synetic Healthcare Communications, Inc., a Delaware corporation.

      (gggg) "Synetic Affiliate" shall mean any individual or entity which owns, directly or indirectly, more than fifty percent (50%) in value of the outstanding stock of Synetic or any entity in which Synetic owns, directly or indirectly, more than fifty percent (50%) in value of the outstanding stock thereof.

      (hhhh) "Synetic Contingent Line of Credit" shall mean the indebtedness which will be made available or arranged for by Synetic to the Company and documented pursuant to the Synetic Contingent Credit Agreement entered into concurrently herewith between the Company and Synetic, and as such agreement may be amended, supplemented and/or extended from time to time.

     (iiii) "Synetic Working Capital Line of Credit" shall mean the indebtedness which will be made available or arranged for by Synetic to the Company and documented pursuant to the Synetic Working Capital Credit Agreement entered into concurrently herewith between the Company and Synetic, and as such agreement may be amended, supplemented and/or extended from time to time.

      (jjjj) "ss.704(b) Regulations" shall have the meaning set forth in
Section 12.1.

      (kkkk) "Tax Matters Partner" shall have the meaning set forth in
Section 11.5(a).

      (llll) "Transfer" shall mean a sale, exchange, assignment, transfer, pledge, hypothecation or other disposition of Membership Interests (whether voluntary or involuntary) other than by operation of law.

      (mmmm) "Warrants" shall mean rights to purchase shares of common stock of Synetic as more completely described in the Warrant Agreement.

      (nnnn) "Warrant Agreement" shall mean the agreement entered into concurrently herewith between the Company and Synetic, and as such agreement may be amended, supplemented and/or extended from time to time.

      (oooo) "Warrant Income" shall mean each item of income or gain of the Company attributable to the exercise or sale of the Warrants, as determined by the accountants of the Company.

      (pppp) "Warrant Proceeds" shall mean the proceeds to the Company attributable to the exercise or sale of the Warrants, as determined by the accountants of the Company.

All other capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the LLCL. To the extent that a term specifically defined in this Section 1.1 conflicts with a definition provided in the LLCL, the specific definition set forth herein shall govern.


                                   ARTICLE II

                                    Formation

     Section 2.1 Formation. The Company was formed on November __, 1996, by the filing of the Articles of Organization with the Department of State of the State of New York pursuant to the LLCL and on behalf of the Members of the Company.

     Section 2.2 Name. The name of the Company is THE HEALTH INFORMATION NETWORK CONNECTION LLC. The business of the Company will be conducted under such name or such other trade names or fictitious names as may be adopted in accordance with
Section 2.3.

     Section 2.3 Trade Name Affidavits. The Company will file such trade name or fictitious name affidavits and other certificates as may be necessary or desirable in connection with the formation, existence and operation of the Company (including those filings required in any jurisdiction where the Company owns property).

     Section 2.4 Foreign Qualification. The Company will apply for authority to transact business in those jurisdictions where it is required to do so. The Company will file such other certificates and instruments as may be necessary or desirable in connection with its formation, existence and operation.

     Section 2.5 Term. The Company shall continue in existence from the date of filing of the Articles of Organization with the Secretary of State of the State of New York until the Company is dissolved pursuant to this Agreement or the LLCL.


                                   ARTICLE III

                                     Offices

     Section 3.1 Principal Office. The principal office, place of business and address of the Company shall be 1155 Avenue of the Americas, New York, New York 10016, and may be changed by the Board of Managers from time to time. In the event that the business address of the Company is changed, prompt written notice thereof shall be given to all Members.

     Section 3.2 Other Offices. The Company may also have offices at other places, either within or without the State of New York, as the Board of Managers may from time to time determine in accordance with the terms of this Agreement or as the business of the Company may require.


                                   ARTICLE IV

                               Business and Powers

     Section 4.1 Business. The business of the Company shall initially be to establish a community health information network dedicated to improving the quality and efficiency of the health care system in the New York metropolitan area by increasing the electronic communication of administrative, financial and clinical information and to conduct such other lawful activities or businesses as those Members holding of record at least eighty percent (80%) of all votes permitted hereunder may determine from time to time.

     Section 4.2 Powers. The Company shall have all the powers permitted to a limited liability company under the LLCL and which are necessary, convenient or advisable in order for it to conduct its business.

                                    ARTICLE V

                            Interests in the Company

     Section 5.1 Certificates of Interest. Every holder of record of a Membership Interest shall be entitled to have a certificate certifying the class and the Membership Interests owned by such Person in the Company. Each certificate evidencing ownership of Membership Interests shall bear, and be subject to, the following legend:

            "THE MEMBERSHIP INTERESTS EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED OPERATING AGREEMENT DATED AS OF JANUARY 1, 1999 (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY). SUCH OPERATING AGREEMENT RESTRICTS THE SALE, PLEDGE, HYPOTHECATION AND TRANSFER OF THE MEMBERSHIP INTERESTS AND CONTAINS PROVISIONS GOVERNING THE VOTING OF THE MEMBERSHIP INTERESTS. BY ACCEPTING ANY INTEREST IN SUCH MEMBERSHIP INTERESTS, THE PERSON ACCEPTING SUCH MEMBERSHIP INTERESTS SHALL BE DEEMED TO AGREE TO, AND SHALL BECOME BOUND BY, ALL THE PROVISIONS OF SUCH OPERATING AGREEMENT.
            NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS EVIDENCED BY THIS CERTIFICATE MAY BE MADE EXCEPT AS OTHERWISE PROVIDED IN SUCH OPERATING AGREEMENT."

Each such certificate shall be signed in the name of the Company by the Chairman, the President or a Vice President of the Company and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. In case any duly authorized individual who has signed, or whose facsimile signature has been placed upon, a certificate while such individual was duly authorized by this Agreement, ceases to be duly authorized before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if such individual were duly authorized by this Agreement at the date of issue.

     Section 5.2 General Rights. (a) Membership Interests shall not have a stated value or, except as otherwise specifically provided herein, any rights to Distributions unless the Board of Managers, pursuant to the terms hereof, shall have declared such a Distribution out of funds legally available therefor.

      (b) Except as expressly provided herein, no Member shall have priority over any other Member whether for the return of a Capital Contribution or Capital Account or for the Net Profits, Net Losses or a Distribution; provided, however, that the foregoing shall not apply to loans, advances or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

      (c) Except as otherwise expressly provided for in this Agreement, any action requiring the vote or consent of the Members shall be approved by those Members holding of record more than fifty percent (50%) of all votes permitted hereunder at the time such vote is required.

     Section 5.3 General Protective Provisions. Notwithstanding anything else to the contrary contained herein or in the Management Services Agreement, without first obtaining the written approval of those Members holding of record more than fifty percent (50%) of all votes permitted hereunder, no Person shall cause the Company to:

      (a) make any material change proposed by the Contract Manager to the Operating Plan for so long as the Management Services Agreement shall remain in effect;

      (b) admit any new Member (except as shall be provided in Sections 6.4(c) and 6.9 of this Agreement) and amend this Agreement accordingly;

      (c) issue additional Membership Interests in the Company (except as provided in Section 6.4 of this Agreement) and amend this Agreement accordingly;

      (d) terminate the Management Services Agreement pursuant to the terms thereof; provided, however, that in determining whether the necessary percentage required for approval in this Section 5.3(d) has been received, the vote of Synetic will not be included;

      (e) exercise the Warrants and distribute the proceeds therefrom to the Members; or

      (f) amend the Management Services Agreement; provided, however, that in determining whether the necessary percentage required for approval in this Section 5.3(f) has been received, the vote of Synetic will be included.

     Section 5.4 Other Protective Provisions. Notwithstanding anything else to the contrary contained herein or in the Management Services Agreement, without first obtaining the written approval of those Members holding of record at least eighty percent (80%) of all votes permitted hereunder (which must include the approval of Synetic for so long as the Management Services Agreement remains in effect) no Person shall cause the Company to:

      (a)   dissolve;

      (b)   sell all or substantially all of the Company's assets;

      (c)   merge or consolidate the Company with or into another entity;

      (d)   convert the Company into another form of business entity;

      (e) change the rights or obligations relating to any Membership Interest in the Company, such that (i) the rights or obligations of Synetic, or the benefits that may accrue to

            Synetic, under any Clinical Transaction Contract is affected in a manner adverse to Synetic in any material respect or (ii) the rights or obligations of the Company, or the benefits that may accrue to the Company, under any Managed Care Transaction Contract is affected in a manner adverse to the Company in any material respect;

      (f) engage in any material transactions or activities not in the ordinary course of the Company's business, such that (i) the rights or obligations of Synetic, or the benefits that may accrue to Synetic, under any Clinical Transaction Contract is affected in manner adverse to Synetic in any material respect,
            (ii) the rights or obligations of the Company, or the benefits that may accrue to the Company, under any Managed Care Transaction Contract is affected in a manner adverse to the Company in any material respect, or (iii) such transactions or activities expose the assets of the Company to risk or create additional liabilities of the Company in any material respect;

      (g) permit a Member to Transfer its Membership Interest in the Company (except as provided in Section 19.1(d) of this Agreement);

      (h) amend this Agreement (other than as described in Section 6.4 of this Agreement), such that (i) the rights or obligations of Synetic, or the benefits that may accrue to Synetic, under any Clinical Transaction Contract is affected in a manner adverse to Synetic in any material respect or (ii) the rights or obligations of the Company, or the benefits that may accrue to the Company, under any Managed Care Transaction Contract is affected in a manner adverse to the Company in any material respect; or

      (i) make any changes proposed by a Member other than Synetic to the Operating Plan for so long as the Management Services Agreement shall remain in effect.

     Section 5.5 Additional Protective Provisions. Notwithstanding anything else to the contrary contained herein or in the Management Services Agreement, without first obtaining the written approval of those Members holding of record at least eighty percent (80%) of all votes permitted hereunder, no Person shall cause the Company to:

      (a) change the rights or obligations relating to any Membership Interest in the Company (other than as described in Section 5.4(e) of this Agreement);

      (b) engage in any other material transactions or activities not in the ordinary course of the Company's business (other than as described in Section 5.4(f) of this Agreement); or

      (c) amend this Agreement (other than as described in Sections 5.4(h) and 6.4 of this Agreement).

     Section 5.6 Actions Requiring Unanimous Approval of Members.
Notwithstanding anything else to the contrary contained herein or in the Management Services Agreement, without first obtaining the written approval of those Members holding of record one hundred percent (100%) of all votes permitted hereunder, no Person shall cause the Company to:

      (a) enter into any agreement with any Member or Affiliate on terms that are more favorable than those offered to all other Members; and

      (b) permit any Member to resign and/or withdraw all or any portion of its Capital Account (except in connection with the exercise of the Warrants and the distribution of the proceeds from such exercise, as provided in Section 5.3(e)).

     Section 5.7 Transactions with Affiliates. Nothing in this Agreement shall preclude transactions between the Company and a Member or any of their Affiliates, employees or agents acting in and for his/her or its own account, provided that all such transactions (other than Capital Contributions governed by Article VI and the provisions of Section 5.3) shall be approved by those Members holding of record at least fifty percent (50%) of all votes permitted hereunder (excluding the vote of the interested Member for purposes of determining such percentage). For purposes of this Section 5.7, the term "transactions" shall include but not be limited to any modifications, amendments, extensions, waivers of, or the enforcement of any rights under, any contract between the Company and a Member or any of their Affiliates, employees or agents acting in and for his/her or its own account. The Members hereby acknowledge and agree that concurrently with the execution of this Agreement the Company shall enter into: (i) the Management Services Agreement; (ii) an agreement with Synetic to provide the Synetic Contingent Line of Credit; (iii) an agreement with Synetic to provide the Synetic Working Capital Line of Credit;
(iv) the Warrant Agreement; (v) a Managed Care Transaction Contract with each of the Payer-Members; and (vi) the GNYHA Contract. The Members further acknowledge that concurrently with the execution of this Agreement Synetic shall enter into a Clinical Transaction Contract with each of the Payer-Members.

     Section 5.8 Member Voting. Notwithstanding anything contained in this
Article V to the contrary other than the required approval of Synetic in Section
5.4 and the provisions of Section 5.3(f), in determining whether the necessary percentage required for approval hereunder has been received for any contract or agreement between the Company and any Member, the vote of the interested Member shall not be included. The Members hereby acknowledge and agree that neither Synetic nor the Payer-Members shall be excluded from any vote solely by reason of the Management Services Agreement, any Clinical Transaction Contract or any Managed Care Transaction Contract.


                                   ARTICLE VI

                         Capital Contributions; Members

     Section 6.1 Current Contributions. The Capital Contributions made by each Member as of the Effective Date are as set forth opposite the Member's name on
Schedule I attached hereto. The Members acknowledge that GNYHA has contributed two (2) capital contribution notes dated of even date herewith but executed prior hereto, one a recourse note in the amount of One Hundred Seventy Five Thousand Dollars ($175,000) (the "GNYHA Recourse Note") and the second a nonrecourse note in the amount of Three Hundred Twenty Thousand Dollars ($320,000) (the "GNYHA Nonrecourse Note") which in part comprise the "Current Contributions" of GNYHA stated on Schedule I and have been included in determining the "01/01/99 Capital Account Balance" of GNYHA stated on Schedule
I. The Members agree that to the extent any amount is unpaid with respect to these notes at the maturity dates provided thereby (which in the case of the GNYHA Nonrecourse Note, notwithstanding anything to the contrary contained therein, shall be immediately prior to the earlier of the date of withdrawal of GNYHA from the Company and the date of liquidation of the Company), the Capital Contributions and Capital Account of GNYHA will be reduced by the unpaid amount. The Members further agree that, in the event that any amount remains unpaid at maturity with respect to the GNYHA Recourse Note, GNYHA's Percentage Interest shall be reduced by the percentage determined by dividing the amount of such underpayment by One Million Seventy Thousand Dollars ($1,070,000) and the other Members' Percentage Interests increased proportionately.

     Section 6.2 Additional Contributions. Except as required by any provision of the LLCL that cannot be overridden by agreement of the Members, no Member will be required to make any additional Capital Contributions to, or restore any deficit in, its Capital Account.

     Section 6.3 Loans. For so long as each of the Management Services Agreement and the Synetic Working Capital Loan remains in effect, in the event that the Contract Manager shall determine in its reasonable discretion, at any time and from time to time, that the Company requires additional funds solely to fund the Company's cost of sales, operating expenses and capital expenditures as set forth in the Operating Plan, the Contract Manager shall cause the Company to borrow additional funds under the Synetic Working Capital Line of Credit.

     Section 6.4 Additional Capital. (a) In the event that the Contract Manager determines, in its reasonable discretion, that an additional Capital Contribution is needed by the Company to fund its cost of sales, operating expenses and capital expenditures as set forth in the Operating Plan or to refinance any indebtedness of the Company at the maturity thereof and the Company has exhausted all possible capital pursuant to the Synetic Working Capital Line of Credit, then the Contract Manager shall give notice to each Member (the "Contribution Notice") of the amount of the required additional Capital Contribution. Subject to Section 6.4(d), each Member shall then have the opportunity, but not the obligation, to fund their pro rata share (or any portion thereof) of the additional Capital Contribution called for (in proportion to the ratio of each Member's Percentage Interest to the aggregate of all Members' Percentage Interests in the Company determined on the date the Contribution Notice is given) no later than ninety (90) days following the date the Contribution Notice is given.

      (b) In the event that any Member fails to contribute (the "Non-Contributing Member") its pro rata share of any such additional Capital Contribution called for in Section 6.4(a) or GNYHA Credits are applied for a portion of such additional Capital Contribution (collectively the "Shortfall"), then the Contract Manager shall give notice to each of the Members of the existence and the amount of the Shortfall. Each or all of the Members who funded their pro rata share of the additional Capital Contribution called for pursuant to Section 6.4(a) may, at their option, within five (5) business days of receipt of such notice of Shortfall, make an additional Capital Contribution to the Company to fund their pro rata share of the Shortfall (in proportion to the ratio of the Percentage Interest of each Member contributing to the Shortfall (each a "Contributing Member") to the aggregate of the Percentage Interests for all Contributing Members determined on the date the Contribution Notice is given). The foregoing process shall be continued until either (i) the full amount of the Shortfall has been contributed or (ii) no Member agrees to contribute any additional funds to satisfy the Shortfall; provided, however, that all contributions to such Shortfall must be made within ten (10) business days following receipt of the original notice of such Shortfall. If there is a Shortfall, the Percentage Interest of the Members shall be recalculated, and
Schedule I amended, to reflect the dilution of the Non-Contributing Member's Percentage Interest and the increase of the Contributing Members' Percentage Interests. Immediately following the receipt by the Company of all Deemed Capital Contributions under Section 6.4(a) and this Section 6.4(b), the Percentage Interest of each Member shall be determined by the ratio of the aggregate Deemed Capital Contributions of each Member over the aggregate Deemed Capital Contributions made by all Members. In determining the aggregate Deemed Capital Contributions of the Members all Deemed Capital Contributions (other than Deemed Capital Contributions made currently pursuant to Sections 6.4(a) and
(b) and Sections 6.5(c) and 6.6(b)) shall be accounted for and the aggregate amount of such Deemed Capital Contributions shall be reallocated among the Members in accordance with their then effective pre-contribution Percentage Interests and each Member's current Deemed Capital Contribution made currently pursuant to Sections 6.4(a) and (b) and Sections 6.5(c) and 6.6(b) shall be added to such Member's reallocated Deemed Capital Contributions; provided, however, that in calculating the aggregate Capital Contributions for Synetic and the aggregate contributions of all Members, Synetic's Capital Contributions made under Section 6.4(a) shall be reduced as appropriate to reflect the thirty percent (30%) premium called for in Section 6.4(d) (e.g., a Capital Contribution by Synetic of $130,000 pursuant to Section 6.4(a) will be credited for these purposes as a Capital Contribution of $100,000).

      (c) In the event that the Shortfall is not fully funded by the Contributing Members pursuant to Section 6.4(b), the Contract Manager shall retain an independent accounting firm or investment bank to provide a valuation of the Company and determine the terms and conditions upon which the balance of the Shortfall would be funded by a third party. The Contract Manager shall notify the Members of such terms and conditions within five (5) business days following receipt of the final valuation from such independent accounting firm or investment bank requesting that the Members contribute the Shortfall on such terms and conditions. The Members shall notify the Contract Manager of their intention to contribute their pro rata share of the Shortfall within five (5) business days following their receipt of the notice from the Contract Manager. If any Member shall elect not to contribute on such terms and conditions, the other Members shall be given an opportunity to contribute the remaining balance of the Shortfall pro rata in accordance with their Percentage Interests. This procedure shall be repeated until no Member elects to contribute the balance of any Shortfall; provided that all Member contributions to the Shortfall shall be fully funded within fifteen (15) business days from the date of the valuation of the Company. If a Shortfall remains following completion of the foregoing procedure, then notwithstanding anything in this Agreement to the contrary, the Contract Manager shall be entitled to offer Membership Interests in the Company to third parties on terms and conditions as necessary to fund the Shortfall, admit such third parties as Members, and amend this Agreement accordingly, as necessary; provided, however, that if the terms and conditions pursuant to which such Membership Interests are proposed to be sold to third parties are in the aggregate more favorable than the terms and conditions offered to existing Members pursuant to this Section 6.4(c), the existing Members shall be given written notice of the terms and conditions applicable to such third parties and may, by written notice delivered to the Contract Manager within five (5) business days of receipt of notice of such terms and conditions, elect to contribute all but not less than all such additional Capital pro rata on the same terms and conditions offered to such third parties. If any Member does not elect to contribute within such notice period, the remaining Members may elect to contribute the amount necessary to meet the Shortfall provided all such elections are made within ten (10) business days of the initial notice. If the Members do not elect to contribute the entire Shortfall within the foregoing notice period, the Contract Manager may sell the Membership Interests to the third party.

      (d) For purposes of Section 6.4(a) (and not Sections 6.4(b) and (c)), Synetic will be required to participate in additional capital calls at a thirty percent (30%) premium over its pro rata share, as determined herein, to maintain its pre-contribution Percentage Interest in the Company provided, that after taking into account Synetic's required premium, the total additional Capital Contribution shall not exceed the amount set forth in the applicable Contribution Notice.

      (e) This Section 6.4 shall remain in effect only for so long as the Management Services Agreement remains in effect; thereafter, any request for additional Capital shall be made and approved by those Members holding of record more than fifty percent (50%) of all votes permitted hereunder.

      Section 6.5 Payer-Member Capital Credits. (a) For the first six (6) months following the Effective Date of this Agreement, each Payer-Member shall have the right to convert its Internal Claims to the Company's network ("Put Right"). The Company shall provide each Payer-Member with a credit equal to $0.25 per Claim (a "Payer-Member Capital Credit") submitted to the Company's network during the Migration Period by physicians and other healthcare providers whose systems, prior to the exercise of the Put Right, generated Internal Claims to such Payer-Member. The "Migration Period" shall mean the period from the exercise of the Put Right to the later of (1) June 1, 2001 and (2), if such Payer-Member has performed its obligations under the Managed Care Transaction Contract, the date that is twenty-four (24) months after the date that the Company has implemented, tested, approved and placed into a production environment the processing of Claims for such Payer-Member.

      (b) The maximum amount of Payer-Member Capital Credits that can be earned by a Payer-Member for each physician or other healthcare provider converted to the Company's network shall be equal to the product of: (1) the average monthly volume of Internal Claims for such Payer-Member conducted during the twelve (12) months prior to the exercise of the Put Right by such physician or healthcare provider multiplied by (2) the number of months that such physician or healthcare provider submits claims through the Company's network during the Migration Period (the "Credit Maximum"), but in any event shall be limited to $1.5 million for all Payer-Members. A Payer-Member ceases to earn Payer-Member Capital Credits when (i) the Credit Maximum for such Payer-Member has been reached or (ii) $1.5 million of total credits has been earned by the Payer-Members in the aggregate, whichever occurs first.

      (c) In the event that the Contract Manager makes a call for additional Capital Contribution pursuant to Section 6.4(a) hereof, then during the three and one-half (3.5) year period following the Effective Date (the "Credit Period") the Payer-Members can apply their Payer-Member Capital Credits in lieu of making cash Capital Contributions (including reimbursements thereof as described below) in order to maintain their Percentage Interests in the Company (in no event may a Payer-Member apply these credits to increase its Percentage Interest in the Company or may a Payer-Member apply the same Payer-Member Capital Credits more than once to maintain their Percentage Interest in the Company). In the event that a Payer-Member has: (1) previously made an additional cash Capital Contribution pursuant to Section 6.4(a) hereof, and (2) at the time of such contribution had exercised its Put Right, then such Payer-Member may apply its Payer-Member Capital Credits to be reimbursed for such cash Capital Contributions subject to all the limitations set forth in this
Section 6.5.

      (d) In the event that a Payer-Member applies its Payer-Member Capital Credits pursuant to the terms of Section 6.5(c) hereof, then the Contract Manager shall cause the Company to borrow additional capital pursuant to the Synetic Contingent Line of Credit (or, in the event the Synetic Contingent Line of Credit has expired, other debt financing) to fund the additional capital foregone or reimbursed due to a Payer-Member's use of the Payer-Member Capital Credits.

      (e) Notwithstanding anything herein to the contrary, (1) upon expiration of the Credit Period each Payer-Member shall forfeit all Payer-Member Capital Credits held by such Payer-Member and shall not earn any additional Payer-Member Capital Credits and (2) upon any Payer-Member becoming a Breaching Member, such Breaching Member shall forfeit all Payer-Member Capital Credits held by such Payer-Member and shall not earn any additional Payer-Member Capital Credits. In addition, a Breaching Member shall pay to Synetic any outstanding balance of the Synetic Contingent Line of Credit attributable to Payer-Member Capital Credits applied by such Breaching Member pursuant to the terms of the Synetic Contingent Line of Credit.

      (f) Unless the Members unanimously agree otherwise, this Section 6.5 shall remain in effect only for so long as the Management Services Agreement remains in effect.

      Section 6.6 GNYHA Credits (a) GNYHA will receive capital credits (the "GNYHA Credits") based on the Company's ability to meet its projected amount of revenue recognized (as determined in accordance with generally accepted accounting principles) for hospital contracts entered into after August 1, 1998, (including extensions or renewals of current hospital contracts) as agreed to in the Revenue Plan. The amount of such GNYHA Credits will be calculated as follows:

            (i) If the Company meets or exceeds the Revenue Plan for a Fiscal Year after the Effective Date of this Agreement, GNYHA will receive a GNYHA Credit equal to ten percent (10%) of the revenue recognized on such contracts during such year.


            (ii) If the Company achieves seventy percent (70%) of the Revenue Plan for a Fiscal Year after the Effective Date of this Agreement, GNYHA will receive a GNYHA Credit equal to two and one-half percent (2.5%) of such revenue recognized on such contracts during such year.

            (iii) If the Company achieves between seventy percent (70%) and one hundred percent (100%) of the Revenue Plan for a Fiscal Year after the Effective Date of this Agreement, GNYHA will receive a GNYHA Credit equal to the sum of (i) two and one-half percent (2.5%) of such revenue recognized on such contracts during such year plus (ii) the product of (A) seven and one-half percent (7.5%) of such revenue recognized on such contracts during such year multiplied by (B) the percentage obtained by dividing (x) the excess of the percentage of the Revenue Plan achieved over seventy percent (70%), by (y) thirty percent (30%).


      (b) GNYHA will be entitled to apply such GNYHA Credit in lieu of making additional Capital Contributions called for in Sections 6.4(a) and/or (b) hereof in order to maintain its Percentage Interests in the Company. In no event will GNYHA be entitled to apply such GNYHA Credit to increase its Percentage Interests in the Company or may GNYHA apply the same GNYHA Credit more than once to maintain its Percentage Interest in the Company. In accounting for the applied GNYHA Credits, an amount equal to the applied GNYHA Credits will be booked as a receivable, which will be repaid by GNYHA to the Company from Distributions of Available Cash to which GNYHA is entitled hereunder, with a corresponding credit reflected in a suspense account pending payment of the receivable. At such time as the receivable is repaid (in whole or in part) a book entry shall be made: (i) reducing the balance of the receivable in an amount equal to the applied GNYHA Credits repaid by Distributions, (ii) reducing the balance of the suspense account in an amount equal to the applied GNYHA Credits repaid by Distributions, (iii) reducing GNYHA's Capital Account in an amount equal to the applied GNYHA Credits repaid by Distributions, and (iv) increasing GNYHA's Capital Account in an amount equal to the applied GNYHA Credits repaid by Distributions.

      (c) Unless the Members unanimously agree otherwise, this Section 6.6 shall remain in effect only for so long as the Management Services Agreement remains in effect.

      Section 6.7 Withdrawal of Capital. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all, or any part of, such Person's Capital Contribution or Capital Account from the Company prior to the Company's Dissolution and Liquidation. When such withdrawal is permitted, no Member will be entitled to demand a Distribution of property other than money.

      Section 6.8 No Interest on Capital. No Member will be entitled to receive interest on such Member's Capital Account or any Capital Contribution.

      Section 6.9 Admission of Members. Except as described in Section 6.4(c), a Person shall be admitted to the Company as a Member only (a) upon the Company's issuance of a Membership Interest to each Person or the Transfer (other than any pledge or hypothecation) of any Membership Interest to such Person in accordance with the provisions of Article XIX hereof, and (b) upon receiving the required approval of the Members as provided in Article V, and (c) provided there has been compliance with the terms contained in Article XIX hereof. Any new voting Member shall be entitled to appoint a Manager and, accordingly, the Board of Managers shall be expanded by one.

     Section 6.10 Capital Return. Any Member who has received the return of all or any part of such Person's Capital Contribution pursuant to any Distribution that has been wrongfully or erroneously made to such Person in violation of the LLCL, the Articles of Organization or this Agreement, and who knew at the time of the Distribution that the Distribution violated Section 508(a) of the LLCL, will be required to return such Distribution to the Company if notice of an obligation to return such amount is given to such Person within three (3) years of the date of such return or Distribution; provided, however, that, if such return of such Person's Capital Contribution or Distribution has occurred without violation of the LLCL, the Articles of Organization or this Agreement, the three (3) year obligation to return such Capital Contribution or Distribution will apply only to the extent necessary to discharge the Company's liability to its creditors who reasonably relied on such obligation in extending credit prior to such return of capital.

     Section 6.11 Resignation of Member. After giving thirty (30) days prior written notice to the Board of Managers and upon receiving the unanimous approval of the Members as required pursuant to Section 5.6(b) hereof, a Member may resign as a Member from the Company. Any resigning Member who at the time of such resignation is not in default of any covenant or obligation hereunder or pursuant to any other agreement relating to the Company shall be entitled to receive an amount in cash equal to the balance in such Member's Capital Account in exchange for such Member's Membership Interests. Any such Distribution to a resigning Member shall be paid to such Member, at the sole discretion of the remaining Members, either in a lump sum or in monthly installments without interest, over a period not to exceed sixty (60) months, commencing with the first day of the second month following the effective date of such resignation; provided, however, that the Company shall not be obligated to make any such Distribution to a resigning Member for so long as in the sole opinion of the remaining Members such Distribution would materially impact the Company's ability to operate its business. Any Member that resigns as a Member will be treated as resigning from any and all positions with the Company and shall immediately cause any and all of its designees or representatives to resign immediately from any and all positions held with the Company on the effective date of such Member's resignation. The resignation of any Member as a Member shall terminate all of such Member's rights and privileges hereunder.

     Section 6.12 Removal of Member for Cause. Any Member may be removed as a Member for Cause upon the unanimous consent of the Members entitled to vote (other than the Member to be removed) by delivering a copy of such written consent to such Member. As used herein, a removal for "Cause" shall mean that the Member to be removed shall have (a) engaged in fraud or embezzlement, (b) committed an act of dishonesty, gross negligence, willful misconduct, or malfeasance, in its capacity as a Member, that has had a material adverse effect on the Company or any other Member, or (c) been convicted of any felony. A Member that has been removed for Cause pursuant to this Section 6.12 shall be entitled to receive from the Company an amount in cash equal to eighty percent (80%) of the balance in such Member's Capital Account in exchange for all of such Member's Membership Interests; provided, however, that the Company may, in the sole discretion of the remaining Members, pay such amount in up to sixty
(60) equal interest-free monthly
installments, with the first such installment to be made on the first day of the second month following the date of the written consent removing such Member and the remaining payments to be made on the first day of each month thereafter. Notwithstanding the Company's election to make monthly payments in accordance with this Section 6.12, a Member that has been removed for Cause pursuant to this Section 6.12 shall be deemed removed on the date of delivery of the written consent and such removal shall immediately terminate all of such Member's rights and privileges hereunder. Any Member removed pursuant to this Section 6.12 will be treated as resigning from any and all positions with the Company and shall immediately cause any and all of its designees or representatives to resign immediately from any and all positions held with the Company on the effective date of such Member's removal. The rights and remedies of the Members pursuant to this Section 6.12 shall be in addition to and shall not in any way limit or restrict any other rights or remedies at law or in equity of the Company or the Members.

     Section 6.13 Effect of Event of Withdrawal. Upon an Event of Withdrawal of a Member, all property of the Company shall for accounting purposes be deemed sold immediately prior to such withdrawal at the Fair Market Value of such property. Any gain or loss resulting from such deemed sale shall be allocated among the Capital Accounts of all Members immediately prior to such withdrawal in accordance with Article XIII. Except as otherwise provided herein, if the Company is continued pursuant to Section 17.4 upon an Event of Withdrawal, any Member who ceases to be a Member upon such Event of Withdrawal other than pursuant to Sections 6.11 or 6.12 and who at the time of such Event of Withdrawal is not in default of any covenant or obligation hereunder or pursuant to any other agreement relating to the Company shall be entitled to receive an amount in cash equal to the balance in such Member's Capital Account in exchange for such Member's Membership Interests. Any such Distribution to such Member shall be paid to such Member, at the sole discretion of the remaining Members, either in a lump sum or in monthly installments without interest, over a period not to exceed sixty (60) months, commencing with the first day of the second month following the effective date of such resignation; provided, however, that the Company shall not be obligated to make any such Distribution to such Member for so long as, in the sole opinion of the Board of Managers, such Distribution would materially impact the Company's ability to operate its business. Any Member who ceases to be a Member as a result of such Event of Withdrawal will be treated as resigning from any and all positions with the Company and shall immediately cause any and all of its designees or representatives to resign immediately from any and all positions held with the Company on the effective date of such Event of Withdrawal. The withdrawal of any Member as a Member shall terminate all of such Member's rights and privileges hereunder.

     Section 6.14 Outside Businesses. Any Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others. The Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures, or the income or profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper.

     Section 6.15 Power of Attorney. (a) Each Member hereby appoints the Board of Managers, and any duly appointed officer of the Company, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file: (i) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the Dissolution and/or Liquidation of the Company, (ii) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of a similar nature necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state or local law; and (iii) all amendments or modifications to this Agreement, provided that such amendment or modification has been approved in accordance with Section 20.1.

      (b) The power of attorney hereby granted by each Member is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, Bankruptcy or insolvency of such Member.

     Section 6.16 No Claims Among Members. Each Member waives its right to assert or institute any claim, action or proceeding against any other Member with respect to the rights or obligations related to this Agreement. Nothing contained in the preceding sentence shall be construed to limit the Company's right to assert or institute any claim, action or proceeding against any Member in accordance with this Agreement.


                                   ARTICLE VII

                                    Meetings

     Section 7.1 Annual Meetings. A meeting of the Members shall be held annually for the transaction of business as may properly come before the Members at such meeting. The annual meeting shall be held at such place (within or without the State of New York), date and hour as shall be designated in the notice by the Company thereof, except that no annual meeting need be held if all actions required by this Agreement to be taken at an annual meeting of Members are taken by written consent in lieu of a meeting pursuant to Section 7.10.

     Section 7.2 Special Meeting. Special meetings of the Members for any purpose or purposes may be called by any Member or Members holding of record at least twenty percent (20%) of the votes permitted hereunder, or by the Board of Managers, the Contract Manager, the Chairman or the President, and held at such place (within or without the State of New York), date and hour as shall be designated in the notice thereof.

     Section 7.3 Notice of Meetings. (a) Notice of each meeting of the Members shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each Member by mailing such notice, postage prepaid, to each Member at the address of such Member as it appears on the records of the Company. Every such notice shall state the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called. Except as provided in the immediately succeeding sentence, notice of any adjourned meeting of the Members need not be given if the time and place thereof is announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) calendar days or if, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Member entitled to vote at such adjourned meeting in the manner and containing the information set forth in the first and second sentences of this
Section 7.3(a), respectively.

      (b) A written waiver of notice, signed by a Member entitled thereto, whether before or after the notice period required by Section 7.3(a), shall be deemed equivalent to notice of the meeting relating thereto. Attendance of a Member in person or by proxy at a Members' meeting shall constitute a waiver of notice to such Member of such meeting, except when such Member attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not duly called or convened.

     Section 7.4 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of the Members or any adjournment of such meeting, the date five (5) Business Days prior to the date on which notice of the meeting is mailed shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of the Members has been made pursuant to this Section 7.4, such determination of Members shall also apply to any adjournment of the meeting. For the purpose of determining the Members for any other purpose (excluding entitlement to Distributions which shall be governed by the provision contained in Article XIV), the date established by the Board of Managers as the record date for making such determination shall be deemed to be the record date for making such a determination.

     Section 7.5 List of Members. It shall be the duty of the Secretary, or other officer of the Company (or a duly qualified transfer agent authorized to act on behalf of the Company) who shall have charge of the Company's records, to prepare and keep a complete list of the Members, their addresses and ownership interests. Such custodian shall make available for inspection such list in accordance with the provisions of Section 11.2(a).

     Section 7.6 Quorum. At each meeting of the Members, except as otherwise required by law, Members holding of record a majority of the votes permitted hereunder shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy and entitled to vote thereat, or, in the absence therefrom of all the Members, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until the requisite Members for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 7.7 Organization. At each meeting of the Members, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

      (a)   the Chairman;

      (b)   the Secretary;

      (c) if the Chairman and the Secretary shall be absent from such meeting, any other officer of the Company designated by the Board of Managers to act as chairman of such meeting and to preside thereat; or

      (d) in the absence of any of the above, a Member who shall be chosen chairman of such meeting by a majority in voting interest of the Members present in person or by proxy and entitled to vote thereat.

The Secretary or, if the Secretary shall be presiding over the meeting in accordance with the provisions of this Section 7.7 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 7.8 Order of Business. The order of business at each meeting of the Members shall be determined by the chairman of such meeting.

     Section 7.9 Voting. (a) Each Member shall, with respect to all matters requiring its vote, be entitled to one vote in person or by proxy for each Percentage Interest registered in such Member's name on the transfer books of the Company on the date fixed pursuant to the provisions of Section 7.4 as the record date for the determination of Members who shall be entitled to receive notice of and to vote at such meeting; provided, however, Synetic shall maintain the voting rights of any interest transferred pursuant to Section 19.1(d) hereof.

      (b) Any vote held by Members may be given at any meeting of the Members by the Members entitled to vote there at either in person or by proxy appointed by an instrument in writing fulfilling the requirements of Section 7.12 and delivered to the secretary of the meeting. The attendance at any meeting of a Member who may theretofore have given a proxy shall not have the effect of revoking such proxy unless the Member shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the Members, all matters, except as otherwise provided by law or in this Agreement, shall be decided by the vote of a majority of the votes cast by Members present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting or the Members on any matter need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the Member voting, or by such Member's proxy, if there be such a proxy, and shall state the number of votes cast.

     Section 7.10 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the Members who hold of record the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all the Members required to vote thereon were present and voted and shall be delivered to the Secretary or other officer of the Company who shall have charge of its records. Every consent must be signed and dated by the Member or its attorney-in-fact. Any consent given under a power-of-attorney shall be presented together with the executed, dated and notarized document granting such power upon the Person claiming the same. Unless the minimum number of votes necessary to authorize the applicable action shall have been obtained within thirty (30) days of the date of consent, no consent shall be valid after the expiration of such thirty (30) day period. Every consent shall be revocable at the pleasure of the Member executing it until such time as there have been obtained the minimum number of votes necessary to authorize the applicable action. In the event of conflicting consents, the later dated consent shall govern.

     Section 7.11 Action by Communication Equipment. The Members may participate in a meeting of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise interactively communicate with each other, and such participation shall constitute presence in person at such meeting.

     Section 7.12 Proxies. (a) A Member may vote in person or by a proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Every proxy must be signed and dated by the Member or its attorney-in-fact. Any proxy given under a power-of-attorney shall be presented together with the executed, dated and notarized document granting such power upon the Person claiming the same. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, except as otherwise provided in this Section 7.12. In the event of conflicting proxies, the later dated proxy shall govern.

      (b) Except when other provisions shall have been made by written agreement between the parties, the holder of record of a Membership Interest who holds such Membership Interest as nominee, pledgee or otherwise as security collateral, shall issue to the pledgor or to such owner of such Membership Interest, if such pledgor or owner be a Member, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

      (c) A proxy that is entitled "irrevocable proxy" and that states that it is irrevocable, is irrevocable when it is held by (i) a pledgee; (ii) a Person who has purchased or agreed to purchase the Membership Interest at issue, if any; (iii) a creditor or creditors of the Company who extend or continue credit to the Company in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a Person who has contracted to perform services as an officer of the Company, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for; (v) a Person designated by agreement to vote the Membership Interests of one or more Members; or (vi) a nominee duly empowered under a notarized power of appointment of any of the Persons described in clauses (i)-(v) of this Section 7.12(c).

      (d) Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt to which it relates is paid, or the period of employment provided for in the contract of employment has terminated or the agreement referenced in Section 7.12(c)(v) has terminated and, in a case provided for in clause (i) or (ii) of
Section 7.12(c), becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section 7.12. This Section 7.12(d) does not affect the duration of a proxy given under Section 7.12(a).

      (e) A proxy relating to the voting of a particular Membership Interest may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of such Membership Interest who, at the time of such purchase, was without knowledge of the existence of such proxy.


                                  ARTICLE VIII

                                   Management

     Section 8.1 General Powers. (a) Subject to the rights expressly granted to the Members under the provisions of this Agreement, the Board of Managers and the authorized officers of the Company shall have the exclusive authority and responsibility to manage the business of the Company. Such authority and responsibility as are set forth in the Management Services Agreement are hereby delegated to the Contract Manager for so long as the Management Services Agreement remains in effect.

      (b) The members of the Board of Managers (the "Managers") shall be "managers" within the meaning of the LLCL. Except as set forth in this Agreement, the Board of Managers shall have power and authority, on behalf of the Company, to take any and all lawful acts that the Board of Managers considers necessary, advisable, and in the best interests of the Company in connection with any business of the Company, including, without limitation: (i) to authorize the purchase, lease or other acquisition, or the sale, lease or other disposition, of any property; (ii) to open, maintain and close bank accounts, draw checks or other orders for the payment of moneys and invest the funds of the Company; (iii) to authorize the purchase of insurance on the business and assets of the Company; (iv) to commence lawsuits and other proceedings; (v) to authorize the Company to enter into any agreement, instrument or other writing; (vi) to retain accountants, attorneys, consultants, appraisers or other agents or advisors; and (vii) to appoint and remove officers of the Company. Notwithstanding the foregoing, for so long as the Management Services Agreement shall remain in effect, the Contract Manager, and not the Board of Managers, shall have the power and authority, on behalf of the Company, to take any such acts that are delegated to the Contract Manager pursuant to the Management Services Agreement, subject to the ultimate power and authority of the Board of Managers to provide strategic direction to the Company in accordance with the Operating Plan.

     Section 8.2 Binding Authority. Unless specifically authorized to do so by this Agreement or the Management Services Agreement, no Member or other Person shall have any power or authority to bind the Company, unless such Member or other Person has been authorized by the Board of Managers in writing to act on behalf of the Company.

     Section 8.3 Number and Term of Office. The number of Managers constituting the Board of Managers shall be initially six (6) subject to increase by action of the Members as provided in Section 6.9. Each of the initial Members shall have the right to designate in its sole discretion any one of its officers, directors, or equity holders to be a Manager and its representative on the Board of

Managers and to remove and replace that Manager, in each case by written notice to the Board of Managers. Each new voting Member shall have the right to designate in its sole discretion any one of its officers, directors, or equity holders (or, in the case of a Member that is an individual, any one individual) to be a Manager and its representative on the Board of Managers and to remove and replace that Manager, in each case by written notice to the Board of Managers. In addition to the Managers described above, the President of the Company shall be a non-voting Manager for so long as he shall hold such office.

     Section 8.4 Resignation and Vacancies. (a) Any Manager may resign at any time by giving written notice of his resignation to the Chairman, the President, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board of Managers. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

      (b) Any Manager that resigns or dies shall be replaced by any individual, subject to the limitations in Section 8.3, designated by the Member who had designated the Manager who had resigned or died such that each Member (except as may otherwise be provided in any resolution admitting a new Member pursuant to Sections 5.3(b) and 6.9) shall at all times have one designee on the Board of Managers.

      Section 8.5 Meetings.

      (a) Annual Meetings. As soon as practicable after each annual meeting of Members, the Board of Managers shall meet for the purpose of organization and the transaction of other business.

      (b) Regular Meetings. Regular meetings of the Board of Managers shall be held at such times as the Board of Managers shall from time to time determine.

      (c) Special Meetings. Special meetings of the Board of Managers shall be held whenever called by the Chairman, the President or any Manager at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board of Managers.

      (d) Place of Meeting. The Board of Managers may hold its meetings at such place or places within or without the State of New York as the Board of Managers may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

      (e) Notice of Meetings. Notice of any regular, special, or adjourned meeting of the Board of Managers shall be mailed or sent by telecopy, telegraph, cable or other form of recorded communication or delivered via messenger by the Secretary or an Assistant Secretary of the Company to each Manager, addressed to such Person at such Person's residence or usual place of business, so as to be received at least two (2) weeks before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. However, notice of any such meeting need not be given to any Manager if waived in writing or by telecopy, telegraph, cable or other form of recorded communication, whether before or after such meeting shall be held or if such Person shall be present at such meeting.

      (f) Quorum and Manner of Acting. Except as otherwise provided by law or this Agreement, at least eighty percent (80%) of the total number of voting Managers shall be present at any meeting of the Board of Managers in order to constitute a quorum for the transaction of business at such meeting. In the absence of a quorum for any such meeting, the Managers present thereat shall adjourn such meeting until a quorum shall be present thereat. Each Manager (other than the President who shall be a non-voting Manager) shall, with respect to all matters requiring a vote of the Board of Managers, be entitled to vote in accordance with the percentage set forth on Schedule I (as amended from time to time) next to the Member's name who appointed such Manager pursuant to Section
8.3. At all meetings of the Board of Managers, all matters, except as otherwise provided by law or in this Agreement, shall be decided by the vote of a majority of the votes cast by the Board of Managers, a quorum being present.

      (g) Interested Member or Manager. Notwithstanding anything else in this Agreement to the contrary, with regard to any Board of Managers vote on or relating to a contract or agreement or proposed contract or proposed agreement between the Company and a Member, Affiliate of a Member, or Manager representative, the interested Member and the Manager representative designated by such interested Member shall recuse themselves from such vote and any meetings relating to such vote, and such vote shall be decided by the other Board Managers and be given full effect notwithstanding the absence of vote and participation by the interested Manager or Member.

      (h) Action by Communication Equipment. The Managers may participate in a meeting of the Board of Managers and members of a committee of the Board of Managers may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      (i) Action by Consent. Any action required or permitted to be taken by the Managers or members of a committee of the Board of Managers, as the case may be, may be taken without a meeting if the number of Managers that would be necessary to authorize or take such action at a meeting of the Board of Managers, or the number of members of a committee that would be necessary to authorize or take such action at a meeting of the committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board of Managers or of the committee, as the case may be. Any such consents must satisfy all of the requirements of Section 7.10 above.

      (j) Organization. At each meeting of the Board of Managers, in the absence of the Chairman, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (i) the President, and (ii) any Manager chosen by a majority of the Managers present. The Secretary or, in case of the Secretary's absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the Chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 8.6 Compensation; Expenses. (a) Managers, as such, shall not receive any stated salary for their services, but by resolution of the Board of Managers may receive a fixed sum for expenses incurred in performing the functions of Manager, and such additional, reasonable compensation as the Board of Managers may award from time to time. Nothing herein contained shall be construed so as to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

            (b) The Company shall be responsible for paying, and the Board of Managers shall pay directly out of Company funds, all ordinary and necessary costs and expenses incurred in connection with the business of the Company, including, without limitation, any such expenses incurred by the Managers, liability and other insurance premiums, expenses in the preparation of reports to the Members and legal, accounting and other professional fees and expenses.

      Section 8.7 Duties of Managers. Each Manager shall perform his duties as a Manager in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, each Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more agents or employees of the Company; (ii) counsel, public accountants or other persons as to matters that such Manager reasonably believes to be within such person's professional or expert competence; or (iii) any other Manager duly designated in accordance with this Agreement, as to matters within his designated authority, which the Manager believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care that an ordinarily prudent person in a like position would use under similar circumstances; provided, however, that a Manager shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on any of the Persons listed above to be unwarranted. The provisions of this Agreement, to the extent they restrict the duties and liabilities of a Manager otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Manager.

     Section 8.8 Committees. The Board of Managers may, by unanimous vote, establish one or more committees to consist of one or more persons, and each such committee may be altered or dissolved by the Board of Managers in its sole discretion. Each duly established committee shall have the powers and perform such duties as may from time to time be assigned to it by the Board of Managers and shall be subject to the limitations of this Agreement and applicable law.

     Section 8.9 Budget. The Members shall establish an annual operating and capital budget for the Company (the "Budget"). The Members hereby agree that the initial Budget for the first five (5) Fiscal Years of the Company shall be as set forth in the Operating Plan. The Budget as set forth in the Operating Plan shall remain the Budget for the Company unless such Operating Plan and Budget are revised or amended in accordance with the provisions of this Agreement. At least sixty (60) days prior to the commencement of the third (3rd) Fiscal Year of the Company (i.e., the Fiscal Year ending December 31, 2001), the Contract Manager (or the Board of Managers if the Management Services Agreement shall no longer be in effect) shall submit a proposed Budget for such third (3rd) Fiscal Year of the Company setting forth in the aggregate the Company's estimated cost of sales, operating expenses and capital expenditures for such Fiscal Year. Upon the affirmative vote of those Members holding of record fifty percent (50%) or more of the votes permitted hereunder, the Budget setting forth such aggregate cost of sales, operating expenses and capital expenditures for such third (3rd) Fiscal Year shall become effective; provided, however, that no Budget shall be effective without the consent of the Contract Manager (for so long as the Management Services Agreement shall remain in effect) unless the aggregate cost of sales, operating expenses and capital expenditures reflected in such Budget are at least equal to ninety percent (90%) of the aggregate of such amounts as reflected in the initial Budget for such third (3rd) Fiscal Year as set forth in the Operating Plan. Thereafter, the Contract Manager (or the Board of Managers if the Management Services Agreement shall no longer be in effect) shall submit a detailed Budget for such third (3rd) Fiscal Year based upon the aggregate Budget approved by the Members. Upon the affirmative vote of those Members holding of record fifty percent (50%) or more of the votes permitted hereunder (which affirmative vote must include the Contract Manager for so long as the Management Services Agreement shall be in effect), the detailed Budget for the third (3rd) Fiscal Year shall become effective. At least sixty (60) days prior to the commencement of the fourth (4th) and fifth (5th) Fiscal Years of the Company, respectively, the Contract Manager (or the Board of Managers if the Management Services Agreement shall no longer be in effect) shall submit a proposed Budget for the fourth (4th) and fifth (5th) Fiscal Years of the Company, respectively, setting forth in detail the Company's estimated Budget for such Fiscal Year. Upon the affirmative vote of those Members holding of record fifty percent (50%) or more of the votes permitted hereunder, the Budget for such Fiscal Year shall become effective; provided, however, that no Budget shall be effective without the consent of the Contract Manager (for so long as the Management Services Agreement shall remain in effect) unless the aggregate cost of sales, operating expenses and capital expenditures reflected in such Budget are at least equal to ninety percent (90%) of the aggregate cost of sales, operating expenses and capital expenditures reflected in the initial Budget for such Fiscal Year as set forth in the Operating Plan. In the event that the Members are unable to reach agreement and approve the proposed Budget for the third (3rd), fourth (4th) or fifth (5th) Fiscal Years, the aggregate Budget for such items for such Fiscal Year shall be equal to ninety percent (90%) of the cost of sales, operating expenses and capital expenditures as reflected in the initial Budget for such Fiscal Year as set forth in the Operating Plan and such aggregate Budget shall be allocated among the applicable detailed line items comprising the Budget in a manner reasonably consistent with such prior Fiscal Year's Budget. Any Budget adopted pursuant to this Section 8.9 shall be substituted for and replace the applicable Fiscal Year's Budget as set forth in the Operating Plan.


                                   ARTICLE IX

                              Chairman and Officers

      Section 9.1 Chairman. The Chairman shall be the Chairman of the Board of Managers and the Chairman shall preside at all meetings of the Members and at all meetings of the Board of Managers and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Managers. At each annual meeting of the Board of Managers at which a quorum is present, the individual receiving the greatest number of votes shall be Chairman until his successor is elected at the next annual Board of Managers meeting or until his resignation or removal in accordance with Section 8.4(b) in which event his replacement shall become Chairman for the remainder of his term.

      Section 9.2  Election, Appointment and Term of Office.

            (a) The officers of the Company shall be a President, Treasurer and Secretary who shall be appointed by and hold office pursuant to this Article IX; provided that the Contract Manager shall appoint any such officers, which appointment shall be subject to the reasonable approval of the Board of Managers, for so long as the Management Services Agreement shall remain in effect. Any two (2) or more offices may be held by the same person. Each officer shall hold office until the next annual meeting of the Board of Managers and until his successor is appointed or until his earlier death, or his earlier resignation or removal in the manner hereinafter provided.

            (b) The Board of Managers, if the Management Services Agreement shall not be in effect, or the Contract Manager, if the Management Services Agreement shall be in effect, may appoint such other officers as it deems necessary, including one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries; provided that any appointment by the Contract Manager shall be subject to the reasonable approval of the Board of Managers. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Person who appointed such officer may prescribe.

            (c) If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Managers and until his successor is appointed or until his earlier death, resignation or removal.

      Section 9.3  Resignation, Removal and Vacancies.

            (a) Any officer may resign at any time by giving written notice to the Board of Managers, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board of Managers. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

            (b) All officers elected or appointed under Section 9.2 shall be subject to removal at any time by the Board of Managers, if the Management Services Agreement shall not be in effect, or the Contract Manager, if the Management Services Agreement shall be in effect, with or without cause.

            (c) A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

      Section 9.4  Duties and Functions.

            (a) President. The President shall be the chief executive officer of the Company and shall have the supervision and control over, and responsibility for, the day-to-day management of the operations of the Company, subject to any strategic direction provided by the Board of Managers in accordance with the Operating Plan.

            (b) Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and Membership Interests. The Treasurer shall disburse the funds of the Company as may be ordered by the President, taking proper vouchers for such disbursements and shall render to the Chairman, the Board of Managers and the President, whenever they shall so request, an account of all of his transactions as Treasurer and of the financial condition of the Company.

            (c) Secretary. The Secretary shall give or cause to be given notice of all meetings of the Board of Managers and the Members and keep the records of all meetings of the Board of Managers and the Members. The Secretary shall be custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other records and in general shall have all powers incident to the office of Secretary and perform such duties as may be prescribed by the President, under whose supervision he shall be.


                                    ARTICLE X

           Contracts, Checks, Drafts, Bank Accounts, Proxies, Etc.

     Section 10.1 Execution of Documents. Subject to the terms of the Management Services Agreement to the extent not inconsistent with any other provision contained herein, the President and any other duly appointed officer of the Company shall have the power to execute and deliver deeds, leases, contracts, mortgages and other grants of security interests, bonds, debentures, notes and other evidences of indebtedness, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and such power may be delegated (including power to redelegate) by written instrument to employees or agents of the Company.

     Section 10.2 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise in accordance with Company policy as approved by the Board of Managers.

     Section 10.3 Proxies in Respect of Stock or Other Securities of Other Companies. The President and any other duly appointed officers of the Company shall have the authority (a) to appoint from time to time an agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights that the Company may have as the holder of stock or other securities in any other company, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Company such written proxies, consents, powers of attorney or other instruments as he may deem necessary or appropriate in order that the Company may exercise such powers and rights.

                                   ARTICLE XI

             Books and Records; Right of Inspection; Tax Matters

     Section 11.1 Books And Records. The Company will keep accurate books and records relating to transactions with respect to the assets of the Company based on Book Values using federal income tax accounting principles. The Company will also keep the following books and records at the Company's principal office: (i) a current list of the full name and last known business, residence or mailing address of each Member, (ii) a copy of the Articles of Organization and of this Agreement (as well as any signed powers of attorney pursuant to which any such document was executed); (iii) a copy of the Company's federal, state and local income tax returns and reports, and annual financial statements of the Company, for each of the most recent three (3) Fiscal Years; and (iv) minutes, or minutes of action (or written consent without a meeting), of every meeting of the Members or the Board of Managers or any committee thereof.

     Section 11.2 Information. (a) Each Member has the right to the fullest extent granted under the LLCL to obtain from the Company; (i) a current list of the full name and last known business, residence or mailing address of each Member, (ii) a copy of the Articles of Organization and of this Agreement (as well as any signed powers of attorney pursuant to which any such document was executed); (iii) a copy of the Company's federal, state and local income tax returns and reports, and annual financial statements of the Company, for the prior six (6) Fiscal Years; and (iv) minutes (or written consents without a meeting), of every meeting (or action taken by consent) of the Members or the Board of Managers or any committee thereof.

      (b) The Company shall deliver to each Member, as soon as practicable, but in any event within ninety (90) days after the end of each Fiscal Year of the Company, audited financial statements, including an income statement of the Company for such period and a balance sheet and statement of the Percentage Interests held by each Member as of the end of such period.

     Section 11.3 Tax Returns. The Company, at its expense, will cause the preparation and timely filing (including extensions) of all tax and informational returns required to be filed by the Company pursuant to the Code as well as all other required state and local tax and informational returns in each jurisdiction in which the Company owns property or does business. Within ninety (90) days following the end of each Fiscal Year, the Company will provide each Member with all necessary tax reporting information, a copy of the Company's informational federal income tax return for such Fiscal Year and such other information as is reasonably necessary to enable the Members to comply with their tax reporting requirements.

     Section 11.4 Tax Elections. The Company shall make and revoke such tax elections as the Board of Managers may from time to time determine.

     Section 11.5 Tax Matters Partner. (a) Synetic, for so long as the Management Services Agreement shall remain in effect, shall be the tax matters partner (the "Tax Matters Partner") under ss. 6231(a)(7) of the Code; thereafter, those Members holding of record more than fifty percent (50%) of all votes permitted hereunder shall appoint a successor Tax Matters Partner.

      (b) The Tax Matters Partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding. Each Member agrees, and each holder of Membership Interests who is not a Member shall be deemed by virtue of its ownership of Membership Interests to agree, that it will furnish the Tax Matters Partner with such information as the Tax Matters Partner may reasonably request in order to allow the Tax Matters Partner to provide the Internal Revenue Service with sufficient information with respect to any such proceedings.

      (c) If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member agrees, and each holder of Membership Interests who is not a Member shall be deemed by virtue of its ownership of Membership Interests to agree, that it will notify the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, that is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the holder of Membership Interests only as provided in the Code. The Tax Matters Partner will not bind any other holder of Membership Interests to any extension of the statute of limitations or to a settlement agreement without such holder's written consent. Any holder of Membership Interests who enters into a settlement agreement with respect to any partnership item will notify the other holders of Membership Interests of such settlement agreement and its terms within thirty (30) days from the date of settlement.

      (d) If the Tax Matters Partners does not file a petition for readjustment of partnership items in the Tax Court, Federal District Court or Claims Court within the ninety (90) day period following a notice of a final partnership administrative adjustment, any notice partner and 5-percent group (as such terms are defined in the Code) may institute such action within the following sixty (60) days. The Tax Matters Partner will timely notify the other Members in writing of its decision. Any notice partner and 5-percent group will notify any other Member of its filing of any petition for readjustment.

     Section 11.6 No Partnership. The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely for tax purposes, does not create or imply a general partnership among the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the LLCL.

     Section 11.7 Title to Company Assets. Title to, and all right and interest in, the Company's assets shall be acquired in the name of and held by the Company, or, if acquired in any other name, be held for the benefit of the Company.

                                   ARTICLE XII

                                Capital Accounts

     Section 12.1 Maintenance. Each Member agrees that a single capital account (each a "Capital Account") will be established and maintained for each Member and will be credited, charged and otherwise adjusted as provided in this Article XII and as required by the Regulations promulgated under ss.704(b) of the Code (the "ss.704(b) Regulations"). The Capital Account of each Member as of January 1, 1999 is as set forth on Schedule 1 and will be:

      (a)   credited with (i) each Capital Contribution made by such Member,
(ii) such Member's allocable share of Net Profits and other items of income and gain of the Company (including items of income and gain exempt from tax), and
(iii) all other items properly charged to the Capital Account of such Member as required by the ss.704(b) Regulations; and

      (b) charged with (i) each Distribution made to such Member by the Company, (ii) such Member's allocable share of Net Losses and other items of loss and deduction of the Company (including items of loss and deduction that are not deductible for income tax purposes), and (iii) all other items properly charged to the Capital Account of such Member as required by the ss.704(b) Regulations.

     Section 12.2 Adjustments. The Members intend to comply with the ss.704(b) Regulations in all respects, and to agree to adjust their Capital Accounts to the full extent that the ss.704(b) Regulations may apply (including, without limitation, applying the concepts of the minimum gain chargebacks and qualified income offsets). To this end, each Member agrees to make any Capital Account adjustment that, in the opinion of tax counsel selected by the Board of Managers, is necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital of the Company reflected on its balance sheet (as computed for book purposes), as long as such adjustments are consistent with the underlying economic arrangement of the Members and are based on, wherever practicable, and consistent with federal tax accounting principles.

     Section 12.3 Market Value Adjustments. Each Member agrees to make appropriate adjustments to the Capital Account of such Member upon any Transfer of Membership Interests, including those that apply upon the constructive liquidation of the Company under ss.708(b)(1) of the Code or the liquidation of a Member's Membership Interests, all in accordance with the ss.704(b) Regulations.

     Section 12.4 Transfer. Each Member agrees that, if all or any part of its Membership Interests are Transferred in accordance with this Agreement, except to the extent otherwise provided in the ss.704(b) Regulations, upon admission of the transferee as a Member, the Capital Account of the transferor that is attributable to the Transferred Membership Interests will carry over to the transferee.

                                  ARTICLE XIII

               Allocation of Income, Gain, Loss and Deduction

     Section 13.1 Determination. Each Member agrees that for each Fiscal Year, Net Profits and Net Losses, including items of income, gain, loss and deduction of the Company, will be determined based upon Book Values in accordance with federal income tax accounting principles consistently applied (including the ss.704(b) Regulations).

     Section 13.2 Allocation of Net Profits and Net Losses. (a) Provided that an Event of Breach has not occurred, the Net Profits and the Net Losses for each Fiscal Year shall be allocated to each Member on a pro rata and pari passu basis in proportion to their Percentage Interests registered on the Company's books in such Member's name as of the date chosen as the determination date for such allocation by the Board of Managers.

      (b) If an Event of Breach has occurred, then the Net Profits and the Net Losses for each Fiscal Year shall be allocated as follows:

            (i) the Net Profits and the Net Losses, less any Warrant Income, for each Fiscal Year shall be allocated to each Member on a pro rata and pari passu basis in proportion to their Percentage Interests registered on the Company's books in such Member's name as of the date chosen as the determination date for such allocation by the Board of Managers.

            (ii) Warrant Income shall first be divided, but not allocated, for each Member on a pro rata and pari passu basis in proportion to their Percentage Interests registered on the Company's books in such Member's name as of the date chosen as the determination date for such allocation by the Board of Managers. Each Member who is not a Breaching Member (the "Non-Breaching Members") shall be allocated their share of Warrant Income as determined in the preceding sentence. Each Breaching Member's share of Warrant Income shall be forfeited by such Breaching Member and shall be allocated as follows:

                  (I)   FIFTY PERCENT (50%) to Synetic; and

                  (II) FIFTY PERCENT (50%) to the Non-Breaching Members (including Synetic) on a pro rata basis in proportion to the ratio of each Non-Breaching Member's Percentage Interest over the aggregate of all Non-Breaching Members' Percentage Interests. Each Non-Breaching Members Percentage Interest shall be such interest registered on the Company's books in such Member's name as of the date chosen as the determination date for such allocation by the Board of Managers.

     Section 13.3 Allocation in the Event of Property Distribution. In the event that property other than cash is distributed to each Member, such property shall be deemed sold at its Fair Market Value immediately prior to its Distribution, and any gain or loss resulting from such deemed sale shall be allocated among the Members in accordance with Section 13.2; provided, however, that if a distribution of property is made to a Member pursuant to Section 18.3(c), any gain or loss resulting from a deemed sale of such property shall be specifically allocated to such Member.

     Section 13.4 Special Rules. Notwithstanding the general allocation rules set forth in Section 13.2 or the allocation rules set forth in Section 13.3, the following special allocation rules shall apply under the circumstances described.

      (a)   Deficit Capital Account and Nonrecourse Debt Rules.

            (i) Limitation on Loss Allocations. The Net Losses allocated to any Member pursuant to Section 13.2 with respect to any Fiscal Year shall not exceed the maximum amount of Net Losses that can be so allocated without causing such Member to have a deficit in its Adjusted Capital Account at the end of such Fiscal Year. All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 13.4(a)(i) shall be allocated (1) first, to the maximum extent permitted by the Code and the Regulations, pro rata among the Members having positive balances in their Adjusted Capital Accounts (after giving effect to the allocations required by Section 13.2) in the ratio obtained by dividing (x) each such Member's Capital Account balance by (y) the sum of all such Members' Capital Account balances and (2) second, any remaining amount to the Members in the manner required by the Code and the Regulations.

            (ii) Qualified Income Offset. If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such adjustment, allocation or distribution causes, or increases, a deficit in the Adjusted Capital Account for such Member, then, before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit in the Adjusted Capital Account as quickly as possible.

            (iii) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain during such Fiscal Year, subject to the exceptions set forth in ss.ss. 1.704-2(f)(2), (3) and (5) of the Regulations; provided that, if the Company has any discretion as to an exception set forth in ss. 1.704-2(f)(5), the Tax Matters Partner (with the consent of the other Members) shall exercise such discretion on behalf of the Company. The Tax Matters Partner shall, if the application of this Section 13.4(a)(iii) would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the Company Minimum Gain Chargeback requirements pursuant to ss. 1.704-2(f)(4) of the Regulations. To the extent that this
Section is inconsistent with ss. 1.704-2(f) or 1.704-2(k) of the Regulations or incomplete with respect to such Sections of the Regulations, the Company Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Sections of the Regulations.

            (iv) Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Member Minimum Gain during such Fiscal Year, subject to the exceptions set forth in ss.ss.1.704-2(f)(2), (3), and (5) of the Regulations as referenced by ss.1.704-2(i)(4) of the Regulations. The Tax Matters Partner shall, if the application of this Section 13.4(a)(iv) would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the Member Minimum Gain Chargeback requirement pursuant to ss.1.704-2(i)(4) of the Regulations. To the extent that this Section 13.4(a)(iv) is inconsistent with ss.ss.1.704-2(i)(4) or 1.704-2(k) of the Regulations or incomplete with respect to such Sections of the Regulations, the Member Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Sections of the Regulations.

            (v) Member Nonrecourse Deductions. Member Nonrecourse Deductions shall be allocated among the Members in accordance with the ratios in which the Members share the economic risk of loss for the Member Nonrecourse Debt that gave rise to those deductions as determined under ss.1.752-2 of the Regulations. This allocation is intended to comply with the requirements of ss.1.704-2(i) of the Regulations and shall be interpreted and applied consistent therewith.

            (vi) Limited Effect and Interpretation. The special rules set forth in Sections 13.4(a)(i), (ii), (iii), (iv) and (v) (the "Regulatory Allocations") shall be applied only to the extent required by applicable Regulations for the resulting allocations provided for in this Section 13.4, taking into account such Regulatory Allocations, to be respected for federal income tax purposes. The Regulatory Allocations are intended to comply with the requirements of ss.ss.1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5 of the Regulations and shall be interpreted and applied consistently therewith.

            (vii) Curative Allocations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide the Net Profits, Net Losses and similar items. Accordingly, Net Profits, Net Losses and other items will be reallocated among the Members in a manner consistent with ss.ss.1.704-1(b) and 1.704-2 of the Regulations so as to negate as rapidly as possible any deviation from the manner in which Net Profits, Net Losses and other items are intended to be allocated among the Members pursuant to Sections
13.2 and 13.3 that is caused by the Regulatory Allocations.

            (viii)Change in Regulations. If the Regulations incorporating the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article XIII would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

      (b) Change in Member's Interests. If there is a change in any Member's share of the Net Profits, Net Losses or other items of the Company during any Fiscal Year, allocations among the Members shall be made in accordance with their interests in the Company from time to time during such Fiscal Year in accordance with ss. 706 of the Code, using the closing-of-the-books method, except that Depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year during which the corresponding asset is owned by the Company if such asset is placed in service prior to or during the Fiscal Year.

      (c) Special Allocation on Sale of Assets to Synetic or a Synetic Affiliate. In the event of a sale of all or substantially all of the assets of the Company to Synetic or a Synetic Affiliate, any resulting gain or loss shall be allocated among the Members such that the ratio of each Member's Capital Account balance to the aggregate Capital Account balance of all Members following such allocation is equal to such Member's Percentage Interest at such time.

     Section 13.5 Tax Allocations (a) In General. Except as set forth in Section 13.4, allocations for tax purposes of items of income, gain, loss and deduction, and credits and basis therefor, shall be made in the same manner as allocations for book purposes as set forth in Sections 13.2 and 13.3. Allocations pursuant to this Section 13.5 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses, other items or Distributions pursuant to any provision of this Agreement.

      (b) Special Rules. (i) Elimination of Book/Tax Disparities. In determining a Member's allocable share of the Company's taxable income, the Member's allocable share of each item of Net Profits and Net Losses shall be properly adjusted to reflect the difference between such Member's share of the adjusted tax basis and the Book Value of the Company's assets used in determining such item. With respect to Depreciation, in determining the taxable income allocable to such Member, Net Profits and Net Losses allocable to such Member shall be adjusted by eliminating Depreciation allocable to such Member and substituting therefor tax depreciation allocatable to such Member determined by reference to such Member's share of the tax basis of the Company's assets. This provision is intended to comply with the requirements of ss. 704(c) of the Code and ss. 1.704-1(b)(2)(iv)(f) of the Regulations and shall be interpreted and applied consistently therewith.

            (ii) Allocation of Items Among Members. Except as otherwise provided in Section 13.5(a), each item of income, gain, loss and deduction and all other items governed by ss. 702(a) of the Code shall be allocated among the Members in proportion to the allocation of Net Profits and Net Losses set forth in Sections 13.2, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any Depreciation or amortization shall be allocated among the Members in the same ratio as the prior allocations of Net Profits, Net Losses or other items that included such Depreciation or amortization, but not in excess of the gain otherwise allocatable to each Member.

            (iii) Tax Credits. All tax credits shall be allocated among the Members in accordance with applicable law.

      (c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 13.5 and hereby agree to be bound by the provisions of this Section 13.5 in reporting their shares of the Company's profits, gains, income, losses, deductions, credits and other items for income tax purposes.


                                   ARTICLE XIV

                                  Distributions

     Section 14.1 Distributions. (a) Except as otherwise provided in this Agreement, the Board of Managers shall cause the Company to distribute Available Cash to all Members in accordance with this Section 14.1, quarterly prior to Dissolution to the Members on a pro rata and pari passu basis in proportion to the Percentage Interests registered in each Member's name on the Company's books as of the date chosen by the Board of Managers. For the purpose of determining the Members entitled to receive payment of any Distribution, the resolution declaring a Distribution as adopted by the Board of Managers shall declare a record date for purposes of the Distribution, which date shall be at least five
(5) business days after the effective date of such resolution.

      (b) Subject to the Member approval required pursuant to Section 5.3(e), the Board of Managers shall cause the Company to distribute Warrant Proceeds as follows:

            (i) Provided that an Event of Breach has not occurred, as soon as practicable following the receipt of Warrant Proceeds by the Company, the Board of Managers shall cause the Company to distribute such Warrant Proceeds to all Members in accordance with this Section 14.1 to the Members on a pro rata and pari passu basis in proportion to the Percentage Interests registered in each Member's name on the Company's books as of the date chosen by the Manager.

            (ii) If an Event of Breach has occurred, then the Board of Managers shall cause the Company to distribute Warrant Proceeds in the following manner. Warrant Proceeds shall first be divided into shares for each Member on a pro rata and pari passu basis in proportion to their Percentage Interests registered in each Member's name on the Company's books as of the date chosen by the Board of Managers. Each Member who is a Non-Breaching Member shall be distributed their share of Warrant Proceeds as determined in the preceding sentence. Each Breaching Member's share of Warrant Proceeds shall be forfeited by such Breaching Member and shall be distributed as follows:

                  (I)   FIFTY PERCENT (50%) to Synetic; and

                  (II) FIFTY PERCENT (50%) to the Non-Breaching Members on a pro
            rata basis in proportion to the ratio of each Non-Breaching Member's Percentage Interest over the aggregate of all Non-Breaching Members' Percentage Interests. Each Non-Breaching Member's Percentage Interest shall be such interest registered on the Company's books in such Member's name as of the date chosen by the Board of Managers.

     Section 14.2 Withholding. (a) If required by the Code, or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member agrees to timely file any document that is required by any taxing authority in order to avoid or reduce any withholding obligation that would otherwise be imposed on the Company.

      (b) To the extent any amount is required to be withheld with respect to a Member and paid over to an appropriate taxing authority which amount is in excess of the amounts distributed to such Member in respect of such withholding, the amounts paid to the taxing authority in respect of such withholding shall be treated as a Distribution to such Member and a corresponding Distribution shall be made to each other Member in proportion to the number of Membership Interests registered on the Company's books in such Member's name. To the extent that cash is not available to make any of the Distributions required under this Section 14.2(b), such Distribution shall be delayed and paid out of the next Available Cash.

     Section 14.3 Offset. The Company may offset all amounts owing to the Company by a holder of Membership Interests against any Distribution to be made to such holder.

     Section 14.4 Limitation Upon Distributions. No Distribution shall be declared and paid to the extent that, at the time of the Distribution, after giving effect to the Distribution, all liabilities of the Company (other than liabilities to Members on account of their interest in the Company and liabilities for which recourse of creditors is limited to specified property of the Company) exceed the Fair Market Value of the assets of the Company (except that the Fair Market Value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Fair Market Value of such property exceeds such liability). To the extent that any Distribution made pursuant to Section 14.2(b) would be limited by reason of this Section 14.4, the aggregate Distributions under Section 14.2(b) which includes such Distribution shall be treated as a loan to such Member that is payable on demand.


                                   ARTICLE XV

                                 Indemnification

     Section 15.1 Indemnification. (a) The Company shall indemnify and hold harmless each Manager and any representative, officer, shareholder, director, agent, and independent contractor of each Manager (collectively, the "Indemnified Party"), in accordance with this
Article XV, from and against any and all losses, claims, damages, liabilities, expenses (including legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts (collectively, the "Indemnification Obligations") arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Party may be involved, as a party or otherwise, by reason of such Indemnified Party's service to, or on behalf of, or management of the affairs of, the Company, or rendering of advice or consultation with respect thereto, or which relate to the Company, its properties, business or affairs, whether or not the Indemnified Party continues to be a Manager, representative or officer at the time any such Indemnification Obligation is paid or incurred, provided that such Indemnification Obligation resulted from a mistake of judgment, or from action or inaction of such Indemnified Party that did not constitute gross negligence, willful misconduct or bad faith. The Company shall also indemnify and hold harmless any Indemnified Party from and against any Indemnification Obligation suffered or sustained by such Indemnified Party by reason of any action or inaction of any employee, broker or other agent of such Indemnified Party, provided, that such employee, broker or agent was selected, engaged or retained by such Indemnified Party with reasonable care. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnification Obligation resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party.

      (b) To the fullest extent permitted by applicable law, expenses (including reasonable legal and other professional fees and disbursements) incurred by an Indemnified Party in defending any claim, demand, action, suit or proceeding (including but not limited to proceedings relating to the performance of a Manager's duties under Section 8.7(a)) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Manager to repay such amount if it shall be determined by a court of competent jurisdiction having final or unappealed dispositive authority over such matter that the Manager is not entitled to be indemnified as authorized by this Article XV.

     Section 15.2 Indemnification Not Exclusive. The indemnification provided by this Article XV shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Manager, or any Person granted authority thereby, and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

     Section 15.3 Insurance on Behalf of Indemnified Party. The Board of Managers shall have the power, but not the obligation, to purchase and maintain insurance on behalf of each Indemnified Party, at the expense of the Company, against any liability which may be asserted against or incurred by it or him in any such capacity, whether or not the Company would have the power to indemnify the Indemnified Parties against such liability under the provisions of this Agreement.

     Section 15.4 Indemnification Limited by Law. Notwithstanding any of the foregoing to the contrary, the provisions of this Article XV shall not be construed so as to provide for the indemnification of an Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or to the extent that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article XV to the fullest extent permitted by law.


                                   ARTICLE XVI

                              Accounting Provisions

     Section 16.1 Fiscal Year. For income tax and financial accounting purposes, the Fiscal Year of the Company will end on December 31 of each year (unless otherwise required by the Code).

     Section 16.2 Accounting Method. For income tax and financial accounting purposes, the Company will use the accrual method of accounting.


                                  ARTICLE XVII

                                   Dissolution

     Section 17.1 Dissolution. Dissolution of the Company will occur upon the happening of any of the following events: (i) an Event of Withdrawal of a Member, unless, after giving effect to such Event of Withdrawal, the Company is continued as provided in Section 17.4; (ii) upon the sale of all or substantially all of the Company's assets; (iii) the conversion of the Company into a corporation or other Person, (iv) the vote of those members (which vote must include Synetic for so long as the Management Services Agreement remains in effect) holding at least eighty percent (80%) of all votes authorized hereunder; or (v) the entry of a decree of judicial dissolution pursuant to Section 702 of the LLCL.

     Section 17.2 Events of Withdrawal. Within ten (10) days after the occurrence of an Event of Withdrawal with respect to any Member, such Member (or such Member's legal representative or other successor in interest) shall give notice to the Company of the occurrence of such Event of Withdrawal. Absent such notice, a Member's Event of Withdrawal will be deemed to occur upon the date any other Member has actual notice of such Event of Withdrawal. Upon the occurrence of a Event of Withdrawal with respect to any Member, such Member shall be treated as having resigned as a Member pursuant to Section 6.11 with the approval of the Members.

     Section 17.3 Bankruptcy. The bankruptcy ("Bankruptcy") of a Member will be deemed to occur when (a) such Person shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; (b) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in clause (a) above that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

     Section 17.4 Continuation. Upon the occurrence of an Event of Withdrawal with respect to a Member pursuant to Section 17.2 hereof, the Company will be continued if, (a) within ninety (90) days following such event, the remaining Members holding of record more than fifty percent (50%) of all votes permitted hereunder consent in writing to continue the Company's business as a limited liability company under the LLCL and this Agreement and the Company and the remaining Member(s) agree to indemnify the withdrawing Members against any claims arising with respect to events occurring after the withdrawing Members' withdrawal. If the business of the Company is so continued, such Event of Withdrawal will not cause the Dissolution of the Company.


                                  ARTICLE XVIII

                                   Liquidation

     Section 18.1 Liquidation. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. The Liquidation of the Company will be accomplished in a businesslike manner by such Person or Persons designated by the Board of Managers, which Person(s) shall be entitled to reasonable compensation therefore. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated among the Members and credited or charged to Capital Accounts in accordance with the provisions of this Agreement. Until the filing of the articles of dissolution under Section 18.6 and without affecting the liability of Members and without imposing liability on the liquidating trustee, the Person or Persons conducting the liquidation may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in Section 18.3. The Members shall not be obligated to restore any negative balances in their Capital Accounts on the liquidation of the Company.

     Section 18.2 Tax Termination. In addition to termination of the Company following its Dissolution, a termination of the Company will occur for federal income tax purposes on the date the Company is terminated under ss.708(b)(1) of the Code. Under current law, events causing such a termination include the sale or exchange of fifty percent (50%) or more of the total interest in the capital and profits of the Company within a 12-month period. Upon the occurrence of a termination under ss.708(b)(1) of the Code, a constructive liquidation and constructive reformation of the Company as a tax partnership will be deemed to occur for federal income tax purposes. All adjustments and computations will be made under this Agreement as if the constructive transactions had actually occurred, and the Capital Accounts of the Members in such new tax partnership will be determined and maintained in accordance with the ss.704(b) Regulations.

     Section 18.3 Priority of Payment. The assets of the Company will be distributed in Liquidation in the following order:

      (a) To creditors, including Members who are creditors, by the payment or provision for payment of the debts and liabilities of the Company and the expenses of Liquidation;

      (b) To the setting up of any reserves that are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

      (c) To the Members in proportion to their Capital Accounts; provided, that if a Member made a Capital Contribution of property other than cash, then such property (if still in the possession of the Company) may be distributed to such Member, in the sole discretion of the Board of Managers, and the distribution of such other property shall be reflected on the Company's books at such property's then Fair Market Value and any gain or loss resulting therefrom shall be allocated specifically to the Member receiving such property in accordance with the provisions of Section 13.3.

     Section 18.4 Timing. Final Distributions in Liquidation (except in the case of a constructive Liquidation under Section 18.2) will be made by the end of the Company's Fiscal Year in which such actual Liquidation occurs (or, if later, within ninety (90) days after such event) in the manner required to comply with the ss.704(b) Regulations. Payments of Distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under Section 18.3 in any manner consistent with this Agreement and the ss.704(b) Regulations.

     Section 18.5 Liquidating Reports. A report will be submitted with each liquidating Distribution to the Members, showing the collections, disbursements and Distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the Liquidation process.

     Section 18.6 Articles of Dissolution. Within ninety (90) days following the Dissolution of the Company and the commencement of winding up of its business, or at any other time there are no Members, the Company will file Articles of Dissolution (to cancel the Articles of Organization) with the Secretary of State of the State of New York pursuant to the LLCL. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.


                                   ARTICLE XIX

                              Transfer Restrictions

     Section 19.1 Restrictions on Transfer of Membership Interests. (a) No Person shall directly or indirectly Transfer any Membership Interest or any interest therein except as may be expressly permitted by this Agreement.

      (b) No Person shall Transfer any Membership Interest or any interest therein without obtaining the approval of the Members required under Section 5.4(g) hereof.

      (c) No Membership Interest or any interest therein may be Transferred unless the transferee executes and delivers to the Board of Managers an instrument pursuant to which he or it agrees to be bound by the terms of this Agreement. No Transfer of a Membership Interest, or Transfer of an indirect interest in the Company, or any portion of either thereof, shall be made if such Transfer, or the transferee's, ownership as the case may be, of such Membership Interest or indirect interest in the Company, would:

            (i) result by itself, or in combination with any other previous Transfers, in the termination of the Company as a partnership for federal income tax purposes;

            (ii) result in the violation of the Securities Act of 1933 or any other applicable federal or state laws or local laws;

            (iii) be a violation of or a default under (or an event that, with notice or the lapse of time or both, would constitute a default), or result in an acceleration of any indebtedness under, any note, mortgage, loan agreement or similar instrument or document to which the Company is a party;

            (iv) result in or create a "prohibited transaction" or cause the Company or a Member to be or become a "party in interest", as such terms are defined in ss.3(3) of ERISA, or a "disqualified person", as defined in ss.4975 of the Code, with respect to any "plan", as defined in ss.3(14) of ERISA and/or ss.4975 of the Code; or result in or cause the Company or any Member to be liable for tax under Chapter 42 of the Code;

            (v) be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under the law of the state (excluding trusts for the benefit of minors);

            (vi) cause the Company or any Member (other than the transferee) to be subject to any excise tax pursuant to Chapter 42A of Subtitle D of the Code; or

            (vii) be a Transfer to a "tax-exempt entity" or a "tax-exempt controlled entity" within the meaning of ss.ss.168(h)(2) and 168(h)(6)(F)(ii), respectively, of the Code.

The Company shall not transfer on its books any Membership Interest or issue any certificate or other document representing a Membership Interest or any interest in the Company unless, in the opinion of counsel to the Company, there has been compliance with all of the material conditions hereof affecting the Membership Interests and any such attempted Transfer in violation of this Agreement shall be void and of no effect.

      (d) Notwithstanding the general prohibition on Transfers contained in this Section 19.1, Synetic shall be permitted to Transfer up to and including two percent (2%) of the Membership Interests ("Permitted Transfer"); provided, however, that any such transfer by Synetic shall not include a transfer of related voting rights and Synetic shall maintain all voting rights associated with such Permitted Transfer.

      Section 19.2 First Refusal Rights. Subject to the approval required by
Section 5.4(g), (a) If any holder of Membership Interests shall receive a bona fide offer or enters or intends to enter into an agreement (the "Offer") for the sale of one or more of the Membership Interests held of record by such holder to an independent third party (the "Outside Party"), such holder (the "Selling Holder") shall have the Offer reduced to writing and shall give notice (the "Option Notice") to the Company and the Members other than the Selling Holder containing the name and address of the Outside Party and accompanied by a copy of the Offer. The Membership Interests subject to the Offer are referred to herein as the "Offered Membership Interests."

      (b) Upon the giving of the Option Notice and subject to Section 19.2(d), the Company, to the extent permitted by law, shall have the right, but not the obligation (the "Company Right") to purchase, at an amount equal to the Offer price, on such other terms and subject to the conditions specified in the Offer, all or part of the Offered Membership Interests covered by the Option Notice. Within thirty (30) days after the date of the Option Notice, the Company shall notify the Selling Holder and all of the other Members (the "Company Notice") whether and to what extent it intends to exercise the Company Right. Failure to deliver the Company Notice within such period shall constitute a waiver of the Company Right.

      (c) In the event that the Company does not exercise the Company Right as to all of the Offered Membership Interests and subject to Section 19.2(d), each of the other Members shall have the right, but not the obligation (the "Member Right") to purchase, at the price, on the terms and subject to the conditions specified in the Offer, such Member's Percentage Interest of the Offered Membership Interests by notifying the Selling Holder, the other Members and the Company in writing (the "Member Notice") within thirty (30) days after the date of the Option Notice whether and to what extent such Member intends to exercise the Member Right. If any Member fails to exercise the Member Right as to all of its Percentage Interest of the Offered Membership Interests, then any of the other Members shall have the right to purchase all or part of the Offered Membership

Interests that such Member has elected not to purchase by amending its respective Member Notice within five (5) days after the date that it receives notice that any other Member has so declined to exercise the Member Right in full. Failure to deliver the Member Notice within the applicable periods shall constitute a waiver of such Member's purchase right as to the Offered Membership Interests.

      (d) In the event that all of the Offered Membership Interests are covered by the Company Notice and/or the Member Notice, the Selling Holder shall have the obligation to sell to the Company and/or the Members, as the case may be, such portion of the Offered Membership Interests as are covered by the Company Notice and the Member Notice. In the event that all of the Offered Membership Interests are not covered by the Company Notice and/or the Member Notice, the Selling Holder may sell such Offered Membership Interests to the Outside Party on terms not more favorable to such Outside Party than those contained in the Offer. In the event that such terms are more favorable or if such sale to the Outside Party is not consummated within the time period specified herein, the Offered Membership Interests shall again be subject to the restrictions contained in this Agreement.

      (e) The closing for any purchase of Offered Membership Interests by the Company and/or any Members pursuant to this Section 19.2 shall be held at 10:00 A.M. (local time) at the offices of the Company on the seventieth (70th) day after the date of the Option Notice or at such other time and place as the parties shall agree. The closing of a purchase of one or more Offered Membership Interests by an Outside Party shall occur within eighty (80) days after the giving of the Option Notice. At the closing, the Company, the applicable Members or the Outside Party, as the case may be, shall pay for the Offered Membership Interests in accordance with the terms of the Offer. The Selling Holder shall deliver certificates representing the Membership Interests being Transferred, free and clear of all liens, charges and encumbrances and properly endorsed for Transfer.

     Section 19.3 No Member Rights. No Member, or holder of Membership Interests which is not a Member has the right or power to confer upon any transferee the attributes of a Member in the Company and no transferee of Membership Interests shall be admitted as a Member except as provided in Section 6.9.

     Section 19.4 Transferee Rights. Any transferee of Membership Interests who is not admitted as a Member in accordance with Section 6.9 has no right (a) to participate or interfere in the management or administration of the Company's business or affairs or (b) to vote or agree on any matter affecting the Company or any Member. The only rights of a transferee of Membership Interests who is not admitted as a Member in accordance with this Agreement is to receive the allocations of Net Profits and Net Losses and Distributions to which the transferor would otherwise be entitled (to the extent of the Membership Interests Transferred) and to obtain such information concerning the Company's books and financial affairs as provided herein. However, each transferee of Membership Interests will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such transferee were a Member. To the extent of any Membership Interests Transferred, the transferor Member shall not possess any right or power as a Member or under the terms of this Agreement and may not exercise any such right or power directly or indirectly on behalf of the transferee.

     Section 19.5 Effect of Transfer. Any Member that makes a Transfer of all of the Membership Interests held of record by such Member will be treated as resigning from any and all positions with the Company and shall immediately cause any and all of its designees and representatives to resign immediately from any and all positions held with the Company on the effective date of such Transfer. Any Member that makes a Transfer of part (but not all) of its Membership Interests will continue as a Member (with respect to the interest retained), and such partial Transfer will not constitute an Event of Withdrawal of such Member. The rights and obligations of any resigning Member or of any transferee of a Membership Interest will be governed by the other provisions of this Agreement.

     Section 19.6 Secured Party. Subject to the approval requirement of Section 5.4(g), the pledge or hypothecation of, or the granting of any security interest in, or other lien or encumbrance against, the Membership Interests by any Person shall be made only in accordance with this Agreement and will not cause the occurrence of an Event of Withdrawal of such Member from the Company. In no event will the Company have any liability or obligation to any Person by reason of the Company's payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the holder of record on whose behalf such Distributions are payable. Any secured party will be entitled, with respect to the security interest granted, only to the Distributions to which the holder of record granting the security interest is entitled under this Agreement, and only if, as and when such Distribution is made by the Company. Upon any foreclosure or other Transfer in lieu of foreclosure of the Membership Interests to any secured party, the Transfer will be subject to the other provisions of this Agreement.


                                   ARTICLE XX

                               General Provisions

      Section 20.1 Amendment. The terms and provisions of this Agreement may be modified or amended at any time and from time to time by obtaining the approval of the Members required under Section 5.4(h) or Section 5.5(c) hereof, as the case may be; provided, however, that each of the following amendments shall not be made with respect to such Member without such Member's consent: (i) any amendment to this Agreement that requires such Member to make a Capital Contribution or loan to the Company; (ii) any amendment to the provisions of
Article XIX that cause such provisions to be materially less favorable to such Member than prior to the amendment; (iii) any amendment to Sections 5.2, 5.3, 5.4, 5.5, 5.6, 6.5, 6.6 and 6.14; (iv) any amendment to Section 8.4; (v) except as otherwise provided in this Agreement, any amendment to Sections 14.1 or 14.2, this Section 20.1 or Section 20.11 that, in each case, would cause such provisions to be modified as they affect such Member; or (vi) any amendment to this Agreement which alters the allocation for tax purposes of income, Net Profits, Net Losses, deductions, or credits.

     Section 20.2 Waiver of Dissolution Rights. The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Member's sole entitlement on Dissolution of the Company and waives and renounces such Member's right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company. Each Member further waives and renounces any alternative rights which might otherwise be provided by law upon the withdrawal or resignation of such Member and accepts the provisions under this Agreement as such Member's sole entitlement upon the happening of such event.

     Section 20.3 Waiver of Partition Right. Each Member waives and renounces any right that it may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property of the Company.

     Section 20.4 Waivers Generally. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

     Section 20.5 Equitable Relief. If any Member proposes to Transfer all or any part of its Membership Interests in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     Section 20.6 Remedies for Breach. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. The Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

     Section 20.7 Costs. If the Company or any holder of Membership Interests retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorneys' fees, costs of bonds, and fees and expenses for expert witnesses).



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

     Section 20.8 Counterparts. This Agreement may be signed in multiple counterparts. Each counterpart will be considered an original, but all of them in the aggregate will constitute one instrument.

     Section 20.9 Notice. All notices under this Agreement will be in writing and will be delivered or sent to a Member at the address or fax number listed on
Schedule I hereto, or at such other address or fax number as a Member may give by notice to the Company and all other Members. Any notices given to any Member in accordance with this Agreement will be deemed to have been duly given: (a) on the date of receipt if personally delivered, (b) five (5) days after being sent by mail, postage prepaid, (c) the date of receipt, if sent by registered or certified mail, postage prepaid, (d) when sent by confirmed facsimile or telecopier transmission, or (e) one (1) Business Day after having been sent by a recognized overnight courier service.

     Section 20.10 Date of Performance. Whenever this Agreement provides for any action to be taken on a day which is not a Business Day, such action shall be taken on the next following Business Day.

     Section 20.11 Limited Liability. (a) The liability of each Member, holder of Membership Interests who is not a Member, Manager, committee member, officer or agent of the Company shall be limited as set forth in this Agreement, the LLCL and other applicable laws. No Member, holder of Membership Interests who is not a Member, Manager, committee member, officer or agent of the Company is liable for any debts, obligations or liabilities of the Company or each other, whether arising in tort, contract or otherwise, solely by reason of being a Member, holder of Membership Interests, Manager, officer or agent of the Company, or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the Company, except that a holder of Membership Interests shall remain personally liable for the payment of such holder's Capital Contribution and as otherwise set forth in this Agreement, the LLCL and other applicable law.

      (b) Notwithstanding the foregoing, each Manager shall perform such Manager's duties in accordance with the provisions of Section 8.7(a). Each Manager who so performs such duties shall not have any liability by reason of being or having been a Manager. No Manager shall be liable to the Company or any holder of Membership Interests for any loss or damage sustained by the Company or any holder of Membership Interests, unless a judgment or other final adjudication adverse to such Manager establishes that such Manager's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such Manager personally gained, in fact, a financial profit or other advantage to which such Manager was not legally entitled or that, with respect to a Distribution the subject of Section 14.4, such Manager's acts were not performed in accordance with the duties of such Manager set forth in Section 8.7(a). Without limiting the generality of the preceding sentence, neither any Manager nor the Manager in any way guaranties the return of any Capital Contribution to a holder of Membership Interests or a profit for the holders of Membership Interests from the operations of the Company.

     Section 20.12 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. However, if for


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


any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

     Section 20.13 Entire Agreement. This Agreement contains the entire agreement among the Members with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made by the Members with respect thereto, whether or not relied or acted upon.

     Section 20.14 Benefit. The contribution obligations of each Member will inure solely to the benefit of the Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

     Section 20.15 Binding Effect. This Agreement is binding upon, and inures to the benefit of, the Members and their transferees, successors and assigns, provided that any transferee will have only the rights specified in Section 19.4 unless admitted as an additional Member in accordance with this Agreement.

     Section 20.16 Confidentiality. (a) The Company and the Members acknowledge and agree that each Member and the Company's customers may from time to time make certain of their confidential business information available to the Company and that, except as provided in the Management Services Agreement, none of the Members or their Manager designees shall have any right to access such confidential business information. The Company and each Member agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential business information of the Company or any Confidential Member Information which it learns during the course of its performance of this Agreement, without the prior written consent of such other party.

      (b) No Member shall refer to the existence of this Agreement or its business relationship with the Company in any press release, advertising or materials distributed to prospective customers or other third parties, without the prior consent (not to be unreasonably withheld) of the Board of Managers, except that the Contract Manager shall make any such disclosures as necessary to perform its obligations under the Management Services Agreement.

      (c) The parties further acknowledge and agree that in the event of a breach or threatened breach of this Section 20.16, the non-breaching party or parties, as the case may be, may have no adequate remedy in money damages and, accordingly, shall be entitled to appropriate injunctive relief against such breach or threatened breach. The obligations contained in this Section 20.16 will survive the cancellation or other termination of this Agreement.

     Section 20.17 Further Assurances. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

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

     Section 20.18 Headings. Article and Section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

     Section 20.19 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than in a limiting sense. The word day means a calendar day, unless otherwise specified.

     Section 20.20 Informal Dispute Resolution. The Members agree that any dispute, controversy or claim arising out of or relating to this Agreement between the Company and a Member (a "Dispute") shall be resolved in the following manner. In the event of a Dispute, the Board of Managers and the Member shall attempt to resolve such Dispute. If at any time a Dispute arises that is not be resolved quickly and amicably through consultation and negotiations among the Board of Managers and such Member, the Member involved in such Dispute shall give written notice to all other Members identifying the nature of such Dispute. Unless all of the Members agree otherwise, within thirty
(30) days of such written notice, all of the Members shall meet at a mutually acceptable time and place in New York City in an effort to resolve such Dispute amicably. If any party intends to be represented by an attorney at such meeting, it shall give at least five (5) Business Days written notice to the other party to that effect. If no amicable resolution of the Dispute is reached at this meeting or any subsequent meeting which is agreed to by parties, the Dispute shall be promptly arbitrated in accordance with the terms of Section 20.21 hereof.

     Section 20.21 Arbitration. All disputes that cannot be resolved pursuant to the internal issue resolution process identified above, other than those for which injunctive relief is appropriate which either party may seek in a court of competent jurisdiction, will be submitted to and settled by final and binding arbitration. Any dispute which cannot be resolved as set forth above, will be resolved by final and binding arbitration in New York, New York by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Following notice of a party's election to require arbitration, each party will within thirty (30) days select one arbitrator, and those two arbitrators will within thirty (30) days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty (30) days, the American Arbitration Association will within thirty (30) days thereafter select such third arbitrator. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow.

     Section 20.22 Governing Law; Consent to Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to New York choice of law provisions). Any conflict or apparent conflict between this Agreement and the LLCL will be resolved in favor of this Agreement except as otherwise required by the LLCL. In any action or proceeding arising out of, related to, or in connection with this Agreement, the parties consent to be subject to the jurisdiction and venue of (a) the Supreme Court of the State of New


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

York in and for the County of New York, and (b) the United States District Court for the Southern District of New York. Each of the parties consents to the service of process in any action commenced hereunder by certified or registered mail, return receipt requested, or by any other method or service acceptable under federal law or the laws of the State of New York.


          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              THE HEALTH INFORMATION NETWORK
                                CONNECTION LLC

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              EMPIRE BLUE CROSS AND BLUE SHIELD

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              GNYHA MANAGEMENT CORPORATION

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              GROUP HEALTH INCORPORATED

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              HEALTH INSURANCE PLAN OF GREATER NEW YORK

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              SYNETIC HEALTHCARE COMMUNICATIONS, INC.

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                                       56